SCHEDULE 14A
                               (Rule 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/X/  Preliminary Proxy Statement         / /  Confidential, for Use of the
                                              Commission Only (as permitted
                                              by Rule 14a-6(e) (2))

/  /  Definitive Proxy Statement
/  /  Definitive Additional Materials
/  /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Bath National Corporation
------------------------------------------------------------------------------
            (Name of Registrant as Specified in Its Charter)


------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.

/X/  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

    (1) Title of each class of securities to which transaction applies: Common Stock, $0.01 par value per share

    (2) Aggregate number of securities to which transaction applies:  1,303,757

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $48.00 per share for all of the outstanding shares of common stock (1,303,757 shares)

    (4) Proposed maximum aggregate value of transaction:  $62,580,336.00

    (5) Total fee paid:  $12,516.07

/ /  Fee paid previously with preliminary materials.

/ /  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:_________________________________

    (2) Form, schedule or registration statement no.:___________

    (3) Filing party:___________________________________________

    (4) Date filed:_____________________________________________


                   [Bath National Corporation letterhead]





                                                            ____________, 2000

Dear Fellow Shareholder:

    We cordially invite you to attend a special meeting of the shareholders of Bath National Corporation. The meeting will be held at [the Bath Country Club, 330 May Street, Bath, New York, on _______, __________, 2001 at _____,
Eastern Time.]

    At the special meeting, you will be asked to adopt a merger agreement which provides for Bath National Corporation to be merged with a subsidiary of Financial Institutions, Inc., with Bath continuing as the surviving corporation and becoming a wholly owned subsidiary of Financial Institutions, Inc. If the merger is completed, you will receive a cash payment of $48.00 for each share of Bath National Corporation stock that you own. Upon completion of the merger, you will not own any stock or other interest in Bath National Corporation nor will you receive, as a result of the merger, any stock of Financial Institutions, Inc.

    Your exchange of shares of Bath Corporation stock for cash generally will cause you to recognize income for federal, and possibly state and local, tax purposes. You should consult your personal tax advisor for a full understanding of the tax consequences of the merger to you.

    Completion of the merger is subject to certain conditions, including receipt of various regulatory approvals and adoption of the merger agreement by the affirmative vote of holders of at least two-thirds of our outstanding shares of common stock.

    We urge you to read the attached proxy statement carefully. It describes the merger agreement in detail and includes a copy of the merger agreement as Appendix A.

    As of __________, 2000, the directors and executive officers of Bath National Corporation beneficially owned [7.13%] of the shares of Bath stock. We expect that all of the shares held by our directors and executive officers will be voted in favor of the merger.

    Your Board of Directors has unanimously approved the merger agreement and unanimously recommends that you vote "FOR" the merger because the Board believes it to be in the best interests of our shareholders.



    It is very important that your shares be represented at the special meeting. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and return it promptly in the postage-paid envelope we have provided.

    On behalf of the Board, I thank you for your prompt attention to this important matter.


                                     Sincerely,



                                     Douglas L. McCabe
                                     President and Chief Executive Officer














                         Bath National Corporation
                             44 Liberty Street
                            Bath, New York 14810
                               (607) 776-9661

                NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON __________, 2001

    NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Bath National Corporation will be held at [the Bath Country Club, 330 May Street, Bath, New York, on ________, __________, 2001 at ________, Eastern Time.]

    A proxy card and a proxy statement for the special meeting are enclosed. The meeting is for the purpose of considering and acting upon:

    1. The adoption of the Agreement and Plan of Merger, dated November 2, 2000, among Bath National Corporation, Financial Institutions, Inc. and FI Subsidiary I, Inc., a wholly owned subsidiary of Financial Institutions formed for the purpose of facilitating the merger. We will be merged with FI Subsidiary I, Inc. Upon completion of the merger, you will receive $48.00 in cash for each share of Bath National Corporation common stock that you own. A copy of the merger agreement is included as Appendix A to the accompanying proxy statement;

    2. The potential adjournment of the special meeting of shareholders if necessary to solicit additional proxies; and

    3. Such other matters as may properly come before the special meeting or any adjournments or postponements thereof. We are not aware of any other business to come before the special meeting.

    Our shareholders of record at the close of business on __________, 2000 are entitled to vote at the special meeting, and any adjournments or postponements of the special meeting. You have a right to dissent from the merger and obtain payment of the fair value of your shares by complying with the New York law provisions contained in Appendix C.

    You are cordially invited to attend the special meeting. However, to ensure your representation at the special meeting, please complete, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope. If you are a shareholder whose shares are not registered in your name, you will need additional documentation from the holder of record of your shares to vote in person at the meeting. The prompt return of your proxy will save us the expense of further requests for proxies.

                                 By Order of the Board of Directors,



                                 Douglas L. McCabe
                                 President and Chief Executive Officer

Bath, New York
____________, 2000

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.


                               BATH CORPORATION

             PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

                              TABLE OF CONTENTS

                                                                        Page
                                                                        ----

Questions and Answers About Voting Procedures for the Special Meeting     1
Summary Term Sheet . . . . . . . . . . . . . . . . . . . . . . . . .      2
Selected Consolidated Financial and Other Information About Bath . .      5
Where You Can Find More Information. . . . . . . . . . . . . . . . .      6
The Special Meeting. . . . . . . . . . . . . . . . . . . . . . . . .      7
   Place, Time and Date. . . . . . . . . . . . . . . . . . . . . . .      7
   Matters to Be Considered. . . . . . . . . . . . . . . . . . . . .      7
   Record Date; Vote Required. . . . . . . . . . . . . . . . . . . .      7
   Beneficial Ownership of Bath Common Stock . . . . . . . . . . . .      7
   Bath Common Stock . . . . . . . . . . . . . . . . . . . . . . . .      8
   Proxies. .. . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
   The Companies . . . . . . . . . . . . . . . . . . . . . . . . . .     10
   Background of the Merger. . . . . . . . . . . . . . . . . . . . .     10
   Our Reasons for the Merger; Recommendation of Your
     Board of Directors. . . . . . . . . . . . . . . . . . . . . . .     12
   The Consideration is Fair According to CIBC World Markets,
     Our Financial Advisor . . . . . . . . . . . . . . . . . . . . .     13
   You Will Receive Cash for Your Shares of Bath Stock . . . . . . .     18
   Procedure for Surrendering Your Certificates. . . . . . . . . . .     18
   Representations and Warranties Made by Us and
     Financial Institutions. . . . . . . . . . . . . . . . . . . . .     19
   Conditions to the Merger. . . . . . . . . . . . . . . . . . . . .     19
   Conduct of Business Prior to Completion of the Merger . . . . . .     20
   Approvals Needed to Complete the Merger . . . . . . . . . . . . .     22
   Waiver and Amendment of the Merger Agreement. . . . . . . . . . .     23
   Termination of the Merger Agreement . . . . . . . . . . . . . . .     24
   Interests of Directors and Officers in the Merger that are
   Different from Your Interests . . . . . . . . . . . . . . . . . .     25
   Employees and Benefit Plans . . . . . . . . . . . . . . . . . . .     27
   You Have Dissenters' Rights of Appraisal. . . . . . . . . . . . .     27
   Federal Income Tax Consequences of the Merger to You. . . . . . .     29
   Accounting Treatment of the Merger. . . . . . . . . . . . . . . .     30
   Who Pays for What . . . . . . . . . . . . . . . . . . . . . . . .     30
Certain Related Agreements . . . . . . . . . . . . . . . . . . . . .     30
   Shareholders' Agreement . . . . . . . . . . . . . . . . . . . . .     30
   Stock Option Agreement. . . . . . . . . . . . . . . . . . . . . .     31
Adjournment of the Special Meeting . . . . . . . . . . . . . . . . .     32
Beneficial Ownership of Bath Common Stock. . . . . . . . . . . . . .     33
Shareholder Proposals. . . . . . . . . . . . . . . . . . . . . . . .     34
Other Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .     34

                                      i



Appendix A -- Agreement and Plan of Merger (excluding the
              exhibits thereto). . . . . . . . . . . . . . . . . . .   A-1
Appendix B -- Opinion of Our Financial Advisor . . . . . . . . . . .   B-1
Appendix C -- Section 623 of the New York Business Corporation Law .   C-1
Appendix D -- Stock Option Agreement . . . . . . . . . . . . . . . .   D-1











                                      ii

                            QUESTIONS AND ANSWERS
                           ABOUT VOTING PROCEDURES

Q:   What do I need to do now?             Q:   Can I change my vote?

A:   After you have carefully read         A:   Yes.  If you have not voted
     this proxy statement, indicate on          through your broker or other
     your proxy card how you want your          nominee, there are three ways
     shares to be voted.  Then sign,            you can change your vote after
     date and mail your proxy card in           you have sent in your proxy
     the enclosed prepaid return                card.
     envelope as soon as possible.
     This will enable your shares to            *  First, you may send a
     be represented and voted at the               written notice to the person
     special meeting.                              to whom you submitted your
                                                   proxy stating that you would
Q:   Why is my vote important?                     like to revoke your proxy.

A:   The merger must be approved by             *  Second, you may complete and
     holders of at least two-thirds of             submit a new proxy card.
     the outstanding shares of Bath                Any earlier proxies will be
     common stock.  If you do not                  revoked automatically.
     return your proxy card or vote in
     person at the special meeting, it          *  Third, you may attend the
     will have the same effect as a                special meeting and vote in
     vote against the merger.                      person.  Any earlier proxy
                                                   will be revoked.  However,
Q:   If my shares are held in street               simply attending the special
     name by my broker, will my broker             meeting without voting will
     automatically vote my shares for              not revoke your proxy.
     me?
                                                If you have instructed a broker
A:   No.  Your broker will not be able          or other nominee to vote your
     to vote your shares without                shares, you must follow
     instructions from you.  You                directions you receive from your
     should instruct your broker to             broker or other nominee to
     vote your shares, following the            change your vote.
     directions your broker provides.
                                           Q:   Should I send in my stock
Q:   What if I fail to instruct my              certificates now?
     broker?
                                           A:   No.  You should not send in your
A:   If you fail to instruct your               stock certificates at this time.
     broker to vote your shares, it
     will have the same effect as a             Instructions for surrendering
     vote against the merger                    your Bath stock certificates in
     agreement.                                 exchange for $48.00 per share in
                                                cash will be sent to you after
Q:   Can I attend the meeting and vote          we complete the merger.
     my shares in person?
                                           Q:   Who should I call with
A:   Yes.  All shareholders are                 questions?
     invited to attend the special
     meeting.  Shareholders of record      A:   You should call our proxy
     can vote in person at the special          solicitor D.F. King & Co., Inc.
     meeting.  If your shares are held          at [phone number].
     in street name, then you are not
     the shareholder of record and you
     must ask your broker or other
     nominee how you can vote at the
     special meeting.

                             SUMMARY TERM SHEET

     This summary term sheet highlights selected information from this proxy statement. It does not contain all the information that may be important to you. We urge you to read carefully the entire document and the other documents to which we refer, including the merger agreement, to fully understand the merger.


Bath Shareholders Will Receive             *  Bath National Bank, our
$48.00 in Cash Per Share of Bath              subsidiary, will continue
Common Stock (see page 18).                   operating as a subsidiary of
                                              Financial Institutions.
     When the merger is completed,
each Bath shareholder will receive         *  The merger cannot occur unless
$48.00 in cash for each share of              Bath shareholders approve the
Bath common stock held.  For                  merger by the affirmative vote
example, if you own 50 shares of              of holders of at least two-
Bath common stock, you will be                thirds of the outstanding shares
entitled to receive $2,400.00 upon            of Bath common stock and we
the surrender of your stock                   receive approvals from banking
certificate for those shares.                 regulators (see pages 7, 22-23).

Our Reasons for the Merger (see            *  If the merger is not completed
pages 12-13).                                 on or before June 30, 2001, the
                                              merger may be terminated by
     Our Board of Directors believes          either Bath or Financial
that the merger is in the best                Institutions, unless the failure
interests of Bath and our                     of such occurrence is due to a
shareholders and recommends that              breach of the party seeking to
shareholders vote "FOR" the proposal          terminate (see pages 24-25).
to adopt the merger agreement.  The
proposed merger will enable our            *  Seven current members of Bath
shareholders to realize significant           National Bank's Board of
value on their investment in Bath.            Directors will serve on the
In reaching its decision to approve           Bank's Board after the merger
the merger agreement, our Board               (see pages 9-10).
considered various factors which are
discussed in detail in this proxy          *  We have agreed not to solicit or
statement.                                    encourage a competing transaction
                                              to acquire us or Bath National
Some Material Terms of the Merger             Bank, except where the failure to
Agreement.                                    do so would cause our Board to
                                              breach its fiduciary duties (see
*    Bath will first merge with a             page 22).
     newly formed, wholly owned
     subsidiary of Financial               *  In connection with the merger,
     Institutions and will become a           each of our directors entered
     subsidiary of Financial                  into a shareholders' agreement
     Institutions; then, Bath will            with Financial Institutions.
     merge up and into Financial              Each of our directors agreed,
     Institutions with Financial              among other things, to cause all
     Institutions being the surviving         of their shares of Bath common
     corporation (see page 9).                stock to be voted in favor of the
                                              merger (see pages 30-31).

*    In connection with the merger, we     Our Financial Advisor Says the
     entered into a stock option           Merger Consideration is Fair from a
     agreement under which Financial       Financial Point of View to Bath's
     Institutions can purchase 196,000     Shareholders (see pages 13-18).
     shares of our common stock at an
     exercise price of $37.00 per               Our financial advisor, CIBC
     share if someone other than           World Markets, has given us its
     Financial Institutions acquires       written opinion dated November 2,
     20% of our common stock (see          2000 and updated as of _________,
     pages 31-31).                         2001 that states the cash
                                           consideration to be paid to our
*    Bath National Bank and we have        shareholders is fair from a
     agreed that prior to the merger       financial point of view.  A copy of
     we will conduct our business          the opinion is attached to
     according to particular               this proxy statement as Appendix B.
     guidelines (see pages 20-22).         You should read it completely to
                                           understand the assumptions made,
*    The completion of the merger          matters considered and limitations
     depends on a number of conditions     on the review performed by CIBC in
     being satisfied or waived (see        issuing its opinion.  We have
     pages 19-20).                         agreed to pay CIBC  a fee of 1% of
                                           the total merger consideration;
The Merger Will be Taxable to Bath's       the fee is estimated to be
Shareholders (see pages 29-30).            $[630,000].

     You will recognize income for         You Have Dissenters' Rights (see
federal, and possibly state and            pages 27-29).
local tax purposes, on the exchange
of your Bath shares for cash.  You              Under New York law, you have
will recognize gain or loss equal to       dissenters' rights with respect to
the difference between the amount of       your Bath shares.  If you do not
cash you receive and your tax basis        wish to accept the $48.00 per share
in the Bath common stock.  You             merger consideration, you can
should determine the actual tax            dissent from the merger and instead
consequences of the merger to you.         seek to have the fair value of your
Your tax consequences will depend on       shares judicially determined and
your specific situation and factors        paid to you in cash.  However, in
not within our control.  You should        order to exercise your rights, you
consult your personal tax advisor          must follow specific procedures.
for a full understanding of the            You should carefully read Section
merger's specific tax consequences         623 of the New York Business
to you.                                    Corporation Law which is included
                                           as Appendix C.
Bath's Board of Directors Recommends
Shareholder Approval (see pages            Merger Expected to Occur in the
12-13).                                    Second Quarter of Year 2001 (see
                                           page 20).
     Our Board of Directors believes
that the merger is in the best                  This merger will only occur
interests of Bath and our                  after all the conditions to its
shareholders and has unanimously           completion have been satisfied or
approved the merger.  Our Board            waived.  Currently, we anticipate
unanimously recommends that Bath           that the merger will occur in the
shareholders vote "FOR" adoption of        second quarter of 2001.
the merger agreement.

Financial Interests of Bath's                 will receive directors' fees for
Officers and Directors in the Merger          their service. Mr. McCabe also
(see pages 25-26).                            will become a member of the Board
                                              of Directors of Financial
     Our directors and executive              Institutions and will receive the
officers have interests in the                fees received by Financial
merger as individuals in addition             Institutions board members.
to, or different from, their
interests as shareholders:                 *  Financial Institutions has agreed
                                              to indemnify Bath's, Bath
*    Messrs. McCabe and Galpin will be        National Bank's and their
     entitled to receive payments             subsidiaries' officers and
     under their severance agreements         directors for events that
     with Bath National Bank.  Because        occurred before the merger and to
     the full amount of these                 provide directors' and officers'
     payments, together with other            insurance coverage for a period
     benefits they will receive in            of three years.
     connection with the merger, would
     include excess parachute payments        Our Board of Directors was aware
     under the Internal Revenue Code,      of these interests and considered
     Messrs. McCabe and Galpin have        them in its decision to approve the
     agreed to accept reduced payments     merger agreement.
     of $465,578 to Mr. McCabe and
     $359,440 to Mr. Galpin.

*    Douglas L. McCabe, our President
     and Chief Executive Officer, will
     enter into an employment
     agreement with Bath National
     Bank.

*    Mr. McCabe will receive options
     to purchase 37,000 shares of
     Financial Institutions's common
     stock, which options will be
     granted on terms consistent with
     options granted to Financial
     Institution's other bank
     presidents and will have an
     exercise price equal to the fair
     market value of Financial
     Institution's common stock on the
     date of grant.

*    Edward Galpin, our Chief
     Financial Officer, will enter
     into a one-year consulting and
     non-competition agreement with
     Financial Institutions and Bath
     National Bank effective upon
     completion of the merger.  The
     compensation to be paid under the
     agreement is $50,000.

*    Messrs. McCabe and Galpin and up
     to five other current members of
     our Board of Directors will
     continue to serve as directors of
     Bath National Bank after the
     merger and

                  SELECTED CONSOLIDATED FINANCIAL AND OTHER
                           INFORMATION ABOUT BATH

     The following tables set forth selected historical consolidated financial and other data about Bath at the dates and for the periods shown. The historical consolidated financial data for the nine months ended September 30, 2000 are derived from unaudited consolidated financial statements. However, in the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation at such dates and for such periods have been made. Operating results for the nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 2000. The financial information for the four years ended December 31, 1999 is based on, and qualified in its entirety by, our consolidated financial statements, including the notes thereto, which have been filed previously with the Securities and Exchange Commission.

                                         At or for the nine                       At or for the year ended
                                            months ended                                  December 31,
                                            September 30,          ----------------------------------------------------
                                                2000                 1999           1998           1997          1996
                                         ------------------        ----------------------------------------------------
Condensed Statements of Income:                                        (Dollars in thousands, except per share data)

Interest Income . . . . . . . . . . . .       $15,969               $22,381        $21,637        $21,478       $19,793
Interest Expense
  Deposits. . . . . . . . . . . . . . .         5,294                 6,850          7,485          7,447         6,891
  Borrowings. . . . . . . . . . . . . .         1,643                 2,013          1,681          1,436           952
                                               ------                ------         ------         ------        ------
  Net Interest Income . . . . . . . . .         9,031                13,518         12,471         12,595        11,950
Loan Loss Provision . . . . . . . . . .         3,459                   745            334            295           269
                                               ------                ------         ------         ------        ------
Net Interest Income
  After Loan Loss Provision . . . . . .         5,572                12,773         12,137         12,300        11,681
Other Operating Income. . . . . . . . .         1,644                 1,971          1,503          1,108           993
Other Operating Expenses. . . . . . . .         6,626                 8,438          8,047          7,560         6,951
                                               ------                ------         ------         ------        ------
Income Before Income Tax. . . . . . . .           591                 6,306          5,593          5,848         5,723
Tax Equivalent Adjustment . . . . . . .            --                 1,186          1,029            930           779
Income Taxes. . . . . . . . . . . . . .            74                 1,426          1,153          1,384         1,496
                                               ------                ------         ------         ------        ------
Net Income. . . . . . . . . . . . . . .       $   517               $ 3,694        $ 3,411        $ 3,534       $ 3,448
                                              =======               =======        =======        =======       =======
Per Share Data:

Book Value. . . . . . . . . . . . . . .       $ 21.28               $ 21.95        $ 22.98        $ 23.12       $ 22.23
Cash Dividends. . . . . . . . . . . . .          0.90                  2.60           2.55           2.00          1.05
Net Income. . . . . . . . . . . . . . .          0.39                  2.78           2.56           2.61          2.52
Weighted Average Common Shares
Outstanding . . . . . . . . . . . . . .     1,322,857             1,327,848      1,331,567      1,354,869     1,365,832

Balance Sheet Data:
  Assets. . . . . . . . . . . . . . . .      $287,343              $295,295       $295,477       $271,734      $269,238
  Securities (Book Value) . . . . . . .        74,064                78,717         84,799         89,198        91,022
  Loans, Net. . . . . . . . . . . . . .       191,359               188,283        186,118        163,009       156,441
  Deposits. . . . . . . . . . . . . . .       216,142               219,072        224,604        212,042       208,473
  Borrowed Funds. . . . . . . . . . . .        40,649                30,000          5,000             --            --
  Shareholders' Equity. . . . . . . . .        27,743                29,147         30,523         31,137        30,363

  Common Shares Issued. . . . . . . . .     1,365,801             1,365,801      1,365,801      1,365,801     1,365,801
  Treasury Stock. . . . . . . . . . . .        61,944                37,953         37,953         19,203            --

                                      5


                     WHERE YOU CAN FIND MORE INFORMATION

    As a public company, Bath is obligated to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, our public filings are available to the public from commercial document retrieval services and on the Internet World Wide Website maintained by the SEC at "http://www.sec.gov."










                                      6




                             THE SPECIAL MEETING

Place, Time and Date

    The special meeting is scheduled to be held at _____ a.m., Eastern Time, on ________, ________ ____, 2001, at [the Bath Country Club, 330 May Street,
Bath, New York.]

Matters to Be Considered

    At the special meeting, you will be asked to approve a proposal to adopt
the merger agreement,   a proposal to adjourn the special meeting if necessary
to solicit additional proxies and such other matters as are properly brought before the special meeting. As of __________, 2000, we do not know of any business that will be presented for consideration at the special meeting other than the approval of the merger agreement.

Record Date; Vote Required

    Only our shareholders of record at the close of business on __________, 2000 are entitled to notice of and to vote at the special meeting. As of __________, 2000, there were 1,303,757 shares of our common stock outstanding and entitled to vote at the special meeting.

    Holders of our outstanding shares of common stock will be entitled to cast one vote per share at the special meeting. You may vote in person or by submitting a properly executed proxy. The presence, in person or by properly executed proxy, of the holders of a majority of our outstanding shares of common stock entitled to vote will constitute a quorum. Abstentions and broker non-votes will be treated as shares present at the special meeting for purposes of determining the presence of a quorum. A broker non-vote is an unvoted proxy submitted by a broker. Brokers or other nominees who hold shares in street name for customers who are the beneficial owners of such shares may not vote those shares with respect to the merger agreement unless they have received specific instructions from their customers.

    To adopt the merger agreement, the holders of two-thirds of the outstanding shares of Bath common stock entitled to vote must vote in favor of the merger agreement. Consequently, a failure to vote, an abstention or a broker non-vote will have the same effect as voting against the merger agreement. In addition, a majority of Bath's common stock cast must vote in favor of the proposal to adjourn the special meeting.

    Approval of the merger agreement by our shareholders is one of the conditions that must be satisfied to complete the merger. See "The Merger - Conditions to the Merger."

Beneficial Ownership of Bath Common Stock

    As of __________, 2000, our directors and executive officers and their affiliates beneficially owned in the aggregate [92,908] shares of our common stock, or [7.13%] of our outstanding shares of common stock entitled to vote at the special meeting. Based on the unanimous approval of the merger agreement by our Board of Directors and each directors' execution of the shareholders' agreement, we currently expect all of our directors and executive officers will vote their shares of Bath common stock beneficially owned by him or her for approval of the merger agreement.

                                      7


Bath Common Stock

    Our common stock is traded on the OTC Bulletin Board under the symbol "BATH.OB." On October 31, 2000, the last day trading of our common stock occurred prior to the joint announcement by Bath and Financial Institutions that they had entered into the merger agreement, the closing price per share of our common stock was $37.00. On __________, 2000, which is the last practicable date prior to printing this proxy statement, the closing per share sales price of our common stock was $______.

Proxies

    Shares of our common stock represented by properly executed proxies received prior to or at the special meeting will, unless they have been revoked, be voted at the special meeting in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted "FOR" the adoption of the merger agreement and "FOR" the proposal to adjourn, if necessary.

    You should complete and return the proxy card accompanying this proxy statement to ensure that your vote is counted at the special meeting, regardless of whether you plan to attend the special meeting. You can revoke your proxy at any time before the vote is taken at the special meeting by:

    *    submitting written notice of revocation to the Secretary of Bath,

    *    submitting a properly executed proxy of a later date, or

    * voting in person at the special meeting, but simply attending the special meeting without voting will not revoke an earlier proxy.

    Written notice of revocation and other communications about revoking your proxy should be addressed to:

         Bath National Corporation
         44 Liberty Street
         Bath, New York 14810
         Attention:     Lisle E. Hopkins
                        Secretary

    If any other matters are properly presented at the special meeting for consideration, the proxy holders will have discretion to vote on such matters in accordance with their best judgment. As of ___________, 2000, we know of no other matters to be presented at the meeting.

    Certain material events or changes in circumstances including a material amendment to the merger agreement or a material revision of the fairness opinion issued by CIBC World Markets may result in a resolicitation of your vote. Under those circumstances we will provide you with supplemental information about the material event or change in circumstances and give you an opportunity to recast your vote.

                                      8


    If your Bath common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via telephone or the Internet. Please see your instruction form that accompanies this proxy statement.

    In addition to solicitation by mail, our directors, officers and employees, who will not receive additional compensation for such services, may solicit proxies from our shareholders, personally or by telephone, telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. We will bear our own expenses in connection with the solicitation of proxies for the special meeting.

    We have retained D.F. King & Co., a professional proxy solicitation firm, to assist in the solicitation of proxies for a fee of $5,000. We also will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of Bath common stock. In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by telephone without additional compensation.

    You are requested to complete, date and sign the accompanying proxy card and to return it promptly in the enclosed postage-paid envelope.

    You should not forward stock certificates with your proxy cards.


                                  THE MERGER

    The information in this proxy statement concerning the terms of the merger is qualified in its entirety by reference to the full text of the merger agreement, which is attached as Appendix A and incorporated by reference herein. All shareholders are urged to read the merger agreement in its entirety, as well as the opinion of our financial advisor and the stock option agreement attached as Appendix B and Appendix D, respectively.

General

    As soon as possible after the conditions to consummation of the merger described below have been satisfied or waived, and unless the merger agreement has been terminated as discussed below, Bath and a subsidiary of Financial Institutions will merge in accordance with New York law. Under the terms of the merger agreement, the subsidiary will be merged with and into us, with us surviving as a subsidiary of Financial Institutions It is intended that after the merger, we will be merged with and into Financial Institutions, with Financial Institutions as the surviving entity. As a result of these transactions, Bath National Bank will become a subsidiary of Financial Institutions

    Upon completion of the merger, our shareholders will be entitled to receive $48.00 in cash in consideration for each of their shares of Bath common stock they hold and will cease to be shareholders of Bath. Following the merger, Messrs. McCabe and Galpin and up to five other current members of Bath National Bank's board of directors will continue as directors of the Bank. The Bank's Board of

                                      9


Directors may consist of up to twelve directors. In addition, Mr. McCabe will become a member of the Board of Directors of Financial Institutions following completion of the merger.

The Companies

    Bath National Corporation
    44 Liberty Street
    Bath, New York 14810
    (607) 776-9661

    Bath is a New York corporation and the parent holding company of Bath National Bank. Bath National Bank is a national bank headquartered in Bath, New York. Bath National Bank operates 11 branch offices located in Ontario, Schuyler, Steuben and Yates counties.

    Financial Institutions, Inc.
    220 Liberty Street
    Warsaw, New York 14569
    (716) 786-1100

    Financial Institutions is a New York corporation and a multi-bank holding company. It is the parent holding company for Wyoming County Bank, The National Bank of Geneva, The Pavilion State Bank and First Tier Bank and Trust. Financial Institutions is headquartered in Warsaw, New York.

Background of the Merger

    In June 2000, our Board of Directors engaged CIBC World Markets to assist in the evaluation of our strategic alternatives. As part of this process, CIBC reviewed with the Board Bath's future financial prospects as a stand-alone entity and the prospects for mergers with likely merger partners. In connection with this review, CIBC and our senior management identified several institutions in upstate New York as possible merger candidates based on their likely interest and ability to pursue a business combination with us at an attractive premium. After analyzing the capacity of each potential institution to finance a merger, we concluded that we should approach four institutions in order to gauge their level of interest in a transaction. In October 2000, our financial advisor contacted those four institutions on our behalf.

    Two banks expressed no interest in pursuing an acquisition at the time and a third bank indicated reservations about a possible transaction with us at the premium levels we had assumed were achievable. Financial Institutions expressed its preference to proceed with a negotiated merger with Bath. Our Board of Directors authorized management to pursue negotiations with Financial Institutions.

    On October 6, 2000, we entered into a confidentiality agreement with Financial Institutions. The following week, we provided Financial Institutions with certain information regarding our business and operations. On October 17, 2000, Peter G. Humphrey, the President and Chief Executive Officer of Financial Institutions, met with our President and Chief Executive Officer, Douglas L. McCabe, to discuss a possible merger between us and Financial Institutions. The respective financial advisors of Financial Institutions and Bath also were present at the meeting. On October 19, 2000, Financial Institutions indicated that it was interested in a merger and was willing to pay $45.00 in cash for each

                                      10


share of our common stock. After further negotiations, on October 23, 2000, Financial Institutions indicated a willingness to increase its offer to $46.60 in cash for each of our shares.

    In late October 2000, our financial advisor received a call from another institution expressing interest in discussing the possible acquisition of Bath. The institution submitted an unsolicited offer to acquire Bath in an all stock or a combination of 75% stock, 25% cash transaction with a stated value of $47.00 per share. The consideration offered by this institution would not change due to changes in its stock price, that is, they were offering a "fixed" exchange rate. This unsolicited offer was from an institution which had been initially considered as a potential merger partner but, due to CIBC's and Bath's assessment that this institution did not have the financial resources to complete a transaction, had not been contacted by CIBC on our behalf. On October 25, 2000, we entered into a confidentiality agreement with this institution and delivered information regarding our business and operations to them.

    Also on October 25, 2000, Financial Institutions reaffirmed its interest in a merger with Bath and increased its offer to $48.00 for each of our shares.

    On October 25, 2000, our Board of Directors, with CIBC's participation, met and discussed both offers. While significant concerns were expressed by several directors regarding the ability of the second institution to complete a transaction with us and the potential adverse effects on the financial condition, results of operations and stock price if we merged with this institution, our Board determined to continue discussions with the second institution in order to further assess their offer and their capabilities. On October 27, 2000 members of our senior management, together with representatives of CIBC, had a conference call with management of the second institution and their financial advisors discussing their offer, the terms of a possible merger and the prospects for a combined institution. Following this conference call, the second institution reaffirmed its interest in a merger with us on the same terms previously expressed. Concurrent with the discussions with the second institution, Financial Institutions conducted a due diligence review of our operations.

    On October 30, 2000 our Board of Directors met again to continue its evaluation of both offers to acquire Bath. At this meeting CIBC provided our Board with an overview of the two bidders and the terms of their offers. CIBC also provided the Board with a preliminary assessment of the relative execution and other risks of the two offers, and indicated that in its judgment there was a significant risk that the market value of the offer from the second institution would be significantly less than its nominal value of $47.00 per share, which was already lower than the cash offer from Financial Institutions. Among other things, CIBC noted the following risks of the offer from the second institution:

        Low Valued Currency. CIBC noted that the second institution's stock was relatively illiquid and traded at a substantial discount to its peer group based on last-twelve-months' earnings multiples, and that the second institution was undercapitalized compared to its peer group.

        Highly Dilutive Transaction. CIBC noted that the transaction proposed by the second institution would result in significant ongoing dilution to earnings even using the second institution's aggressive revenue enhancement and cost savings estimates. CIBC also noted that the transaction would result in significant book value dilution if done as a pooling transaction (100% stock) and if done as a purchase transaction (75% stock/25% cash) would result in the second institution having one of the highest levels of goodwill relative to its tangible capital of any bank in the United States.

                                      11


        Significant Downside Risk. CIBC pointed out that the second institution's offer specified a fixed exchange ratio in which Bath's shareholders would have no protection against a post-announcement decline in the second institution's stock price, which CIBC indicated was, in its judgment, likely to occur.

In contrast, CIBC noted that the offer from Financial Institutions was entirely in cash, which did not present any valuation risks, and was not subject to any approval by Financial Institutions' shareholders or to any external financing condition.

    After further discussion, our Board concluded that the offer from Financial Institutions was higher in both nominal and likely market value and presented far fewer execution risks than the offer from the second institution. Accordingly, our Board authorized management to continue its negotiations with Financial Institutions.

    Our Board met again on November 2, 2000 to review the terms of the draft merger agreement and consider the offer from Financial Institutions. The Board reviewed, with the assistance of counsel, the legal aspects of the proposed merger agreement. The Board also reviewed, with the assistance of CIBC, the financial terms of the proposed merger with Financial Institutions. In this connection, the Board reviewed again the offer from the second institution and reaffirmed its earlier conclusion that Financial Institutions' offer was the superior proposal in terms of value and certainty of completion.

    At our November 2nd Board meeting, CIBC provided our Board with their opinion which stated that the merger consideration proposed by Financial Institutions was fair, from a financial point of view, to our shareholders. The Board considered the terms of Financial Institutions offer, the certainty as to the value of the cash form of consideration, its ability to pay the consideration without the need for approval from Financial Institutions' shareholders, the absence of any condition as to external financing, its likelihood of receiving regulatory approvals and the fairness opinion of CIBC. The Board also considered the current and prospective competitive operating environment facing the financial services industry generally, and Bath in particular, including the continued pace of consolidation in the industry and the perceived importance of operational scale in enhancing profitability and remaining competitive over the long term. After conclusion of the review and discussion, a vote was taken and the Board unanimously approved the merger agreement with Financial Institutions and authorized Mr. McCabe to execute the merger agreement and related documents. Following the Board meeting on November 2, 2000, we and Financial Institutions signed a definitive merger agreement.

Our Reasons for the Merger; Recommendation of Your Board of Directors

    Our Board of Directors believes that the terms of the merger agreement, which are the product of arm's length negotiations between representatives of Financial Institutions and Bath, are in the best interests of our shareholders. In the course of reaching its determination, our Board of Directors considered the following factors:

    * the merger consideration to be paid to our shareholders in relation to the market value, book value and earnings per share of our common stock,

    * information concerning our financial condition, results of operations, capital levels, asset quality and prospects,

                                      12


    *    industry and economic conditions,

    * the impact of the merger on the depositors, employees, customers and communities served by us through expanded commercial, consumer and retail banking products and services,

    * the general structure of the transaction which maintains Bath National Bank as a separately chartered and managed subsidiary of Financial Institutions,

    * the opinion of our financial advisor as to the fairness of the merger consideration from a financial point of view to our shareholders,

    *    the general compatibility of management and business philosophy,

    * the greater resources and product offerings that Financial Institutions will provide after the merger,

    * our assessment of Financial Institutions' ability to pay the aggregate merger consideration,

    * the results of our due diligence investigation of Financial Institutions, including the likelihood of receiving the requisite regulatory approvals in a timely manner,

    * the ability of Financial Institutions after the merger to compete in relevant banking and non-banking markets, and

    * our strategic alternatives to the merger, including the continued operation of Bath National Bank as an independent financial institution.

    In making its determination, our Board of Directors did not ascribe any relative or specific weights to the factors which it considered. The foregoing discussion of the factors considered by our Board is not intended to be exhaustive, but it does include the material factors considered by our Board.

    Our Board of Directors believes that the merger is in the best interests of Bath and our shareholders. The Board of Directors unanimously recommends that our shareholders vote for the adoption of the merger agreement.

The Consideration is Fair According to CIBC World Markets, Our Financial
Advisor

    We retained CIBC World Markets Corp. as our financial advisor in connection with the merger. CIBC is an investment banking firm that regularly provides financial valuations and analyses of business enterprises and securities in connection with mergers, acquisitions, mutual-to-stock conversions, initial and secondary stock offerings and other corporate transactions. We retained CIBC based upon its reputation and its substantial experience in merger and acquisition matters.

    At a meeting of our Board of Directors on November 2, 2000, CIBC rendered its oral opinion to the Board that, as of that date and subject to the assumptions and limitations set forth in the opinion, the

                                      13


merger consideration of $48.00 per share was fair to our shareholders from a financial point of view. CIBC subsequently confirmed its oral opinion by delivering to the Bath Board a written opinion dated November 2, 2000.

    In connection with the preparation of this proxy statement, CIBC reconfirmed its November 2, 2000 opinion by delivering a written opinion dated as of the date of this proxy statement. In delivering the opinion dated as of the date of this proxy statement, CIBC updated selected analyses it performed in connection with its November 2, 2000 opinion and reviewed the assumptions on which those analyses were based and the factors considered in connection with those analyses. We imposed no limitations on CIBC with respect to the investigation made or procedures followed by it in rendering its opinions.

    CIBC's opinion dated November 2, 2000 and the financial analyses that CIBC presented to our Board of Directors were among the many factors that the Bath Board considered in its evaluation of the merger. Shareholders should not treat the opinion as the sole basis on which the Board made its decision regarding the merger.

    The full text of the CIBC opinion dated November 2, 2000, which sets forth assumptions made, matters considered and limits on the review undertaken by CIBC, is included as Appendix B to this proxy statement. We urge our shareholders to read the opinion in its entirety before deciding how to vote on the merger agreement. CIBC's opinions relate only to the fairness from a financial point of view of the merger consideration which our shareholders will receive. They do not address any other aspect of the merger or any related transaction and do not constitute a recommendation to any Bath shareholder as to how to vote at the meeting. The summary of the CIBC opinions in this proxy statement is qualified in its entirety by reference to the full text of the opinion attached as Appendix B.

    In connection with its fairness opinions, CIBC reviewed:

1. the merger agreement, the option granted to Financial Institutions and the director and officer voting agreements;

2.  this proxy statement, in the case of its updated fairness opinion;

3. audited consolidated financial statements and management's discussions and analysis of the financial condition and results of operations for Bath and for Financial Institutions for the three fiscal years ended December 31, 1999;

4. unaudited consolidated financial statements for Bath and for Financial Institutions for the nine months ended September 30, 2000;

5. certain other publicly available business and financial information relating to Bath and to Financial Institutions;

6. the views of senior management of Bath of the past and current business operations, results thereof, financial condition and future prospects of Bath;

7. a comparison of certain financial information for Bath with similar information for certain other companies CIBC considered comparable to Bath;

                                      14


8. the financial terms of certain recent business combinations in the banking industry;

9. the current market environment generally and the banking environment in particular; and

10. such other information, financial studies, analyses and investigations and financial, economic and market criteria as CIBC considered appropriate in the circumstances.

    The fairness opinions state that CIBC has relied on the accuracy and completeness of the information provided by the parties to the merger agreement and obtained by it from public sources and the representations and warranties in the merger agreement, without independent verification. CIBC did not make an independent evaluation or appraisal of the assets and liabilities of Bath and neither Bath nor anyone else furnished CIBC with such appraisal. In relying on the financial analyses and estimates provided to it by Bath, CIBC assumed that those analyses and estimates had been reasonably prepared based on assumptions reflecting the best currently available estimates and judgements by management as to the expected future results of operations and financial condition of Bath. CIBC also assumed that the merger will be consummated in accordance with the terms of the merger agreement. CIBC's opinions were based upon economic, market and other conditions as in effect on, and the information made available to it as of, the respective dates of the fairness opinions.

    CIBC believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses considered by CIBC in rendering in its opinions. In addition, CIBC considered the results of all such analyses and did not assign relative weights to any of the analyses, so that the ranges of valuations resulting from any particular analysis described below should not be taken to be CIBC's view of the actual value of Bath or the combined entity.

    In performing its analyses, CIBC made numerous assumptions, primarily with respect to industry performance and general business and economic conditions, factors which are beyond the control of Bath. No company or transaction used in these analyses is identical to Bath, Financial Institutions or the merger. The analyses performed by CIBC are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by the analyses. The analyses were prepared solely in connection with CIBC rendering its fairness opinions; the analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold. CIBC was not requested to, and did not, determine or recommend the specific consideration payable in the merger, which consideration was determined by arms'-length negotiations between Bath and Financial Institutions.

    The following is a summary of the material analyses performed, procedures followed, findings and recommendations made, and the bases for and methods of arriving at such findings and recommendations, and presented by CIBC to the Bath Board at its meeting on November 2, 2000 in connection with CIBC's opinion dated that date. We have presented some of these summaries in table form. In order to understand the analyses used by CIBC, you must read the tables together with the accompanying text. The tables alone do not constitute a complete summary of CIBC's financial analyses.

    For all of the analyses described below other than the discounted cash flow analysis, CIBC performed the analysis using Bath's historical financial results both as reported in accordance with GAAP and adjusted to exclude a $2.75 million charge-off in the second quarter of 2000 of a single

                                      15


loan. The latter is referred to in the descriptions of the analyses that follow as the "adjusted" case.

    Comparable Companies Analysis. CIBC analyzed selected operating and stock market data for a group of peer companies that CIBC selected and deemed to be relevant for this purpose. The peer group consisted of 28 publicly traded banks located in the Northeast with assets of between $200 million and $500 million. For each of these companies in the peer group CIBC calculated the multiple of market price (based on the closing price on October 31, 2000) to book value, tangible book value, latest twelve months (LTM) earnings, estimated 2000 earnings, estimated 2001 earnings, and deposits. Estimated earnings for peer group companies were based on consensus earnings per share estimates published by First Call, Inc. as of October 31, 2000. First Call is an industry service provider of global earnings information based on an average of earnings estimates published by various investment banking firms. Earnings estimates for Bath were based on internal management projections.

The results of this analysis for the peer group are summarized in the following table:


Per Share:                    Low                 Median                 High
------------------------------------------------------------------------------

Book Value                     .49x                 1.17x                1.98x
Tangible Book Value            .49                  1.20                 1.98
LTM Earnings                  8.31                 10.44                21.10
2000 Est. Earnings            6.94                 11.28                11.90
2001 Est. Earnings            6.52                  9.98                11.76
Deposits                      3.85%                13.73%               66.66%


    CIBC then applied the range of median multiples derived from the peer group analysis to corresponding data for Bath and derived an imputed valuation range for Bath's common stock of $11.07 to $31.56 per share on a reported basis and $22.77 to $31.56 per share on an adjusted basis. CIBC also applied a control premium of 40.95% (median 5-day premium from the Northeast bank acquisitions, as more fully described below in the Precedent Transaction Analysis section) to the imputed valuation ranges. The imputed valuation range for Bath's common stock including a five day premium on a reported basis was $15.60 to $44.49 per share and $32.09 to $44.49 on an adjusted basis.

    Precedent Transaction Analysis. CIBC compared the financial terms of the merger to the financial terms, to the extent publicly available, of acquisitions of other comparable companies during recent time periods. These companies were divided into three categories for purposes of the analysis: (1) five banks in New York State outside of the New York City metropolitan area which were acquired in transactions announced or completed from January 1, 1999 to October 31, 2000; (2) the ten most recent (through October 31, 2000) nationwide bank acquisitions with total assets from $100 to $500 million which were acquired in transactions announced or completed from September 13, 2000 through October 31, 2000; and (3) seventeen banks located in the northeast with total assets from $100 to $500 million which were acquired in transactions announced or completed from January 1, 1999 through October 31, 2000. For each of the transactions, CIBC calculated, among other things, the multiples of the transaction value to book value, tangible book value, last twelve months net income, and deposits. CIBC also calculated the core deposit premium (defined as the transaction value minus tangible book value divided

                                      16


by core deposits, excluding certificates of deposit with balances equal to or greater than $100,000). CIBC then compared these multiples to comparable data for Bath as shown in the following table:


                                Acquired non-metro NYC Banks      Nationwide Bank Acquisitions       Northeast Bank Acquisitions
                                         Any Size                 $100-$500 million in assets        $100-$500 million in assets
                                ----------------------------      ----------------------------       ---------------------------
                     FI/Bath    Low        Median       High      Low        Median       High       Low       Median       High
                                ----------------------------      ----------------------------       ---------------------------

Price to Book          2.26x     1.43x      1.96x        2.47x     1.09x      1.87x        3.67x      1.00x     1.99x       2.69x

Price to Tangible
Book                   2.27      1.43       1.93         2.51      1.13       1.90         3.67       1.00      1.89        3.37

Price to reported
LTM Earnings          44.61     11.83      16.96        23.14     12.77      20.64        47.39      11.83     20.83       57.91

Price to adjusted
LTM Earnings          18.50     11.83      16.96        23.14     12.77      20.64        47.39      11.83     20.83       57.91

Price to Deposits     28.96%    14.37%     21.36%       25.50%    8.80%     21.78%       36.87%       9.37%    22.90%      28.01%

Core Deposit Premium  17.25%     4.60%     11.52%       18.32%    2.04%     11.47%       27.27%       0.00%    11.95%      22.04%

CIBC then applied the ranges of multiples derived from these analyses to comparable data for Bath and derived the following imputed valuation ranges for Bath's common stock:

                                          Nationwide Bank       Northeast Bank
                                           Acquisitions          Acquisitions
                   Acquired non-metro    $100-$500 million    $100-$500 million
                   NYC Banks Any Size        in assets            in assets
                   ------------------    -----------------    -----------------

Per Share Imputed
Valuation Range
(Reported)          $17.97 - $41.62       $21.87 - $40.04      $22.07 - $42.31

Per Share Imputed
Valuation Range
(Adjusted)          $35.41 - $43.42       $36.10 - $52.83      $37.96 - $53.31


    Discounted Cash Flow Analysis. CIBC performed a discounted cash flow analysis of future income streams of Bath, based on management's internal projections of net income for 2001 and 2002, followed by assumed annual percentage increases in net income of 3% and 6%, in all cases adjusted for the excess of the provision for loan losses over actual projected charge offs. This analysis assumed Bath was not acquired but remained independent for five years.

    Based on these assumptions, CIBC determined the theoretical value of a share of Bath common stock at the end of the five year period by applying terminal multiples (ranging from 9x to 10x terminal year adjusted earnings) and discount rates (ranging from 11-13%) that CIBC viewed as appropriate for a company with Bath's particular risk characteristics. The following table sets forth the imputed valuation ranges that CIBC calculated for Bath's common stock using these discounted cash flow analyses:


                        Case                   Imputed Valuation Range
         ---------------------------------  -------------------------------
         3.00% Estimated Growth                     $29.32 - $33.68

         6.00% Estimated Growth                     $32.25 - $37.11

                                      17


    CIBC has from time to time in the past provided investment banking services to Financial Institutions. In 1999, CIBC acted as lead manager in the initial public offering of Financial Institutions. In the ordinary course of its market making and other trading activities, CIBC may buy or sell securities of Bath and Financial Institutions both for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities. CIBC has acted as financial advisor to Bath in connection with the merger and will receive a fee of approximately 1.0% of the total merger consideration, a portion of which is contingent on the consummation of the merger. We also agreed to indemnify CIBC against certain liabilities which may arise in connection with its service as an advisor to Bath.

You Will Receive Cash for Your Shares of Bath Stock

     Upon completion of the merger, each outstanding share of Bath common stock (other than shares as to which dissenters' rights have been asserted and perfected in accordance with New York law and other than treasury shares) shall be converted into and represent the right to receive $48.00 in cash without any interest thereon. The aggregate amount of the cash payment represents the merger consideration. The total merger consideration to be paid in connection with the merger is expected to be approximately $63 million.

Procedure for Surrendering Your Certificates

     Prior to the effective time of the merger, Financial Institutions will deposit with another bank or trust company cash in an amount equal to the merger consideration. The bank or trust company receiving the deposit will act as paying agent for the benefit of the holders of certificates of Bath common stock in exchange for the merger consideration.

     Within three business days after the effective time of the merger, a letter of transmittal will be mailed by the paying agent to Bath shareholders. The letter of transmittal will contain instructions for surrendering your certificates of Bath common stock.

     You should not return your Bath common stock certificates with the enclosed proxy, and you should not send your stock certificates to the paying agent until you receive the letter of transmittal.

     If a certificate for Bath common stock has been lost, stolen or destroyed, the paying agent will issue the merger consideration following:

     * receipt of an affidavit by the person claiming the loss, theft or destruction of his or her certificate, and

     * if required by Financial Institutions, the posting of a bond by such person in an amount not to exceed the merger consideration to be paid for such certificates.

     Neither Bath nor Financial Institutions will be liable for funds that are delivered to a public official due to any abandoned property, escheat or similar laws.

                                      18


Representations and Warranties Made by Us and Financial Institutions

     The merger agreement contains representations and warranties made by us and Financial Institutions which are customary in merger transactions, including, among others, representations and warranties concerning:

     * the organization of Bath and Financial Institutions, and their subsidiaries,

     * the due authorization, execution and delivery of the merger agreement,

     * the consents or approvals required under, and the lack of breaches or violations of, applicable certificates of incorporation, bylaws, instruments and laws, with respect to the transactions contemplated by the merger agreement, and

     *    the absence of material adverse changes and legal claims.

     We made certain additional representations and warranties (which are also customary), among others, regarding our capitalization, reports filed with the SEC, the accuracy of information contained in this proxy statement, our employee benefit plans and their compliance with applicable regulations, payment of taxes, compliance with applicable laws, our material contracts, title to property and assets, including intellectual property, the absence of interested party transactions, undisclosed liabilities, environmental matters, the absence of restrictions on our business, the receipt of a fairness opinion from our financial advisor, the status of our loan portfolio and our insurance policies. Financial Institutions also has represented that it will have the funds necessary to pay the merger consideration required of it under the merger agreement.

     These representations and warranties will not survive beyond the completion of the merger, and, if the merger agreement is terminated without consummation of the merger, other than the stock option granted to Financial Institutions as discussed below, there will be no liability on the part of either us or Financial Institutions, except that no party shall be relieved or released from any liability arising out of a willful breach by it of any covenant, undertaking, representation or warranty in the merger agreement.

Conditions to the Merger

     The respective obligations of Financial Institutions and Bath to consummate the merger are subject to the satisfaction or waiver of the following conditions specified in the merger agreement:

     *    approval of the merger agreement by our shareholders,

     * the receipt of all necessary regulatory approvals, consents or waivers and the satisfaction of all consents,

     * the absence of any order, judgment, decree, injunction or ruling of a court of competent jurisdiction which enjoins or prohibits the completion of the merger,

     * the accuracy of the other party's representations and warranties in all material respects,

                                       19


     * the performance by the other party of its obligations contained in the merger agreement in all material respects, and

     *    the receipt of certain certificates and legal opinions.

Financial Institutions' obligation to effect the merger also is subject to the following conditions:

     *    the absence of material adverse changes to our business,

     * Financial Institutions' receipt of a satisfactory procedures letter from our accountants regarding its review of our unaudited financial statements,

     * the resignation of certain directors and officers of Bath and Bath National Bank, and

     * Financial Institutions' receipt of certain executed related agreements.

     There can be no assurance that the conditions to consummation of the merger will be satisfied or waived. The merger will become effective when the certificate of merger is filed with the Secretary of State of the State of New York. It is currently anticipated that the effective time of the merger will occur during the second quarter of 2001.

Conduct of Business Prior to the Completion of the Merger

     We agreed that during the period from the date of the merger agreement to the completion of the merger, except as contemplated by the merger agreement or unless Financial Institutions provides its written consent, we, and our subsidiaries, will:

     * conduct our business in the regular, ordinary and usual course consistent with our past practice,

     * maintain and preserve intact our business organization, properties, leases, employees and business relationships,

     * comply with the directives and corrective action contained in our most recent bank examination conducted by the Office of the Currency Comptroller, and

     * provide to Financial Institutions copies of all of our filings made with any governmental entity relating to this merger and consult with Financial Institutions before settling or comprising any income tax liability.

     We also agreed, among other things, that prior to the effective time of the merger, unless Financial Institutions provides its written consent, we, and our subsidiaries, will not:

     * take any action that would materially adversely affect or delay our ability to obtain any necessary approvals of any governmental entity required for the transactions contemplated by the merger agreement or to perform our covenants and agreements under the merger agreement,

                                      20


     *    allow any representation or warranty of Bath to become inaccurate,

     * declare, set aside or pay any dividends or make any other distributions to our shareholders in excess of the current regular $.30 quarterly dividend, with certain exceptions, or redeem, purchase or otherwise acquire any of our capital stock,

     * except for the stock option granted to Financial Institutions, encumber, split, combine or reclassify any of our capital stock,

     *    amend our certificate of incorporation or bylaws,

     * acquire or agree to acquire any other entity, or the material assets of another business or entity,

     * subject to a lien or sell, lease or otherwise dispose of any of our material properties or assets except in the ordinary course of business,

     * other than in the ordinary course of business, incur any indebtedness or guarantee, maintain or become responsible for the financial condition of another person or make any loans, capital advances or investments to any other person or settle or compromise any material claims or litigation,

     * except for commitments prior to the merger agreement, make any new loan or other credit commitment to any borrower or group of affiliated borrowers in excess of $250,000 in the aggregate, or increase, compromise, extend, renew or modify any existing loan or commitment in excess of $500,000, and provide to Financial Institutions in advance any proposed approvals by Bath National Bank of any real estate secured loans in excess of $500,000 and any unsecured loans in excess of $75,000,

     * enter into, renew, extend or modify any other transaction with any of our affiliates,

     * enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action to hedge the exposure of our interest-earning assets and interest-bearing liabilities to changes in interest rates,

     * materially change our policies regarding extensions of credit, loan loss reserves, charge off of losses, investments, asset/liability management or other material banking policies, except as may be required by applicable law or regulation,

     * enter into any new areas of lending, new loan categories or loan types, or open new loan origination offices,

     * sell any real estate owned properties or loans, other than loans secured by one- to four-family real estate which generate no book loss,

     *    authorize, commit or agree to take any of the actions noted above,

                                      21


     * recruit, hire or contract new employees, except for non-officer positions for which Financial Institutions will be provided a job posting in advance of publication, or

     * authorize or permit any employee salary or benefit increases in excess of 10% of an employee's salary, except for agreed upon bonuses to be paid to our senior executive officers.

     We agreed to provide Financial Institutions monthly written lists of our nonperforming assets and to establish additional accruals and reserves for losses as needed to conform our accounting practices with the accounting practices of Financial Institutions.

     In addition, we, our agents, our subsidiaries and affiliates have agreed not to solicit inquiries or proposals from, furnish information to, take any other action to facilitate or participate in any discussions or negotiations with, third parties who are trying to acquire a material interest in us. Generally, an effort by us to encourage a merger, acquisition or similar business combination with a third party or any other transaction which would be likely to impede, prevent or materially delay our merger with Financial Institutions, the sale of 15% or more of our assets, or any tender offer or exchange offer for 15% or more of our stock would violate this provision. However, we are permitted to furnish information to or engage in discussions or negotiations, enter into an agreement with a third party or terminate our merger agreement with Financial Institutions if, after having consulted with and received the advice of our legal counsel, we determine that the failure to do so may cause our Board of Directors to breach its fiduciary duties and if we have received a proposal from a third party which our Board deems superior to the offer by Financial Institutions. We are required to promptly notify Financial Institutions if we receive any request for information about us or any takeover proposal and provide information to Financial Institutions about any proposal.

Approvals Needed to Complete the Merger

     The Federal Reserve Board must approve our proposed merger with Financial Institutions under the Bank Holding Company Act of 1956, as amended. [The required applications for this approval has been filed and is currently pending.] The Bank Holding Company Act requires the Federal Reserve Board, when approving a transaction such as the merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction.

     The Bank Holding Company Act prohibits the Federal Reserve Board from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of a merger clearly are outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended, the Federal Reserve Board must take into account the record of performance of the existing depository institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institutions.

                                      22


Bath National Bank received a "satisfactory" rating during its last Community Reinvestment Act examination.

     Under Section 4 of the Bank Holding Company Act and related regulations, the Federal Reserve Board must consider whether the performance of Financial Institutions' and Bath's nonbanking activities on a combined basis can reasonably be expected to produce benefits to the public (such as greater convenience, increased competition and gains in efficiency) that outweigh possible adverse effects (such as undue concentration of resources, decreased or unfair competition, conflicts of interest and unsound banking practices). This consideration includes an evaluation of the financial and managerial resources of Financial Institutions and Bath and the effect of the proposed transaction on those resources.

     The merger generally may not be consummated until 30 days (which may be shortened to 15 days with the consent of the U.S. Department of Justice following the date of Federal Reserve Board approval, during which time the Justice Department may challenge the merger on antitrust grounds. The commencement of an antitrust action by the Justice Department would stay the effectiveness of the Federal Reserve Board's approval, unless a court specifically ordered otherwise. Financial Institutions and Bath believe that the merger does not raise substantial antitrust or other significant regulatory concerns.

     In addition, the New York State Banking Board must approve the merger under its regulations. The application to the Banking Board will be substantially the same as the application to the Federal Reserve Board.

     We are not aware of any other regulatory approvals required for completion of the merger, except as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, will be obtained.

     The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the consideration to be received by Bath shareholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

     There can be no assurances that the requisite regulatory approvals will be received in a timely manner, in which event the consummation of the merger may be delayed. If the merger is not consummated on or before June 30, 2001, the merger agreement may be terminated by either Financial Institutions or us. We can give you no assurance as to the receipt or timing of such approvals.

Waiver and Amendment of the Merger Agreement

     Prior to the completion of the merger, Financial Institutions and Bath may extend the time for performance of any obligations under the merger agreement, waive any inaccuracies in the representations and warranties contained in the merger agreement and waive compliance with any covenant, agreement or, to the extent permitted by law, any condition of the merger agreement.

     The merger agreement may be amended at any time by mutual agreement of Financial Institutions and Bath. After our shareholders have adopted the merger agreement, however, no amendment can reduce the amount or modify the form of consideration to be provided to our

                                      23


shareholders or materially adversely affect the rights of our shareholders without their approval.

Termination of the Merger Agreement

     The merger agreement may be terminated prior to the time the merger is completed, either before or after shareholder approval of the merger agreement, by:

     *    the mutual written consent of Financial Institutions and us; or

     *    by Financial Institutions or us if:

          * the other party has materially breached the merger agreement and such breach would have a material adverse affect or would materially impair the parties' abilities to consummate the merger transactions, and in either case such failure or breach has not been cured within 30 days of written notice of such breach,

          * any court of competent jurisdiction has issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling that permanently restrains, enjoins or otherwise prohibits the merger and such ruling is final and nonappealable, and if both of us have attempted to resolve or lift such order,

          * the merger is not completed by June 30, 2001, unless the failure of such occurrence is due to a breach of the party seeking to terminate,

          * upon written notice to the other party 45 days after the date on which any application for regulatory approval is denied or withdrawn at the request or recommendation of the regulatory authority, unless within the 45 day period following denial or withdrawal a petition or rehearing or an amended application is filed with the regulatory authority; provided, however, that a party does not have the right to terminate the merger agreement if the denial by the regulatory authority is the fault of the party seeking to terminate, or

          * there has been no superior proposals to acquire us prior to the special meeting of our shareholders and our shareholders do not approve the merger agreement and the related merger transactions.

     *    by Bath if:

          * we receive a proposal to acquire us that is superior to Financial Institutions' proposal and our Board of Directors determines, based upon advice from legal counsel, that it would be in accordance with its fiduciary duty to accept the other offer; provided, however, that we can not terminate the merger agreement prior to the special meeting of our shareholders or after the special meeting unless we have complied with the terms of the merger agreement regarding offers by third-parties.

                                      24


     In the event that the merger agreement is terminated, the merger agreement shall become void and there will be no liability of either Financial Institutions or us or either party's officers and directors, except that:

     * all costs and expenses incurred in connection with the merger will be paid by the party incurring the expenses, except in the event of a willful breach, the breaching party is liable for expenses incurred by the non-breaching party,

     * the governing law of the merger agreement is New York law and New York is the venue for the adjudication of any disputes or proceeding resulting from the merger transactions,

     * certain provisions regarding confidential information will survive and remain in full force and effect, and

     * The stock option agreement that we entered into with Financial Institutions at the same time of the merger agreement (see Appendix D) may continue to survive in accordance with its terms.

Interests of Directors and Officers in the Merger that are Different from Your Interests

     Some members of our management and Board of Directors may have interests in the merger that are in addition to or different from the interests of our shareholders. Our Board was aware of these interests and considered them in approving the merger agreement.

     Severance Agreements. Bath National Bank has entered into severance agreements with Messrs. McCabe and Galpin. Under the severance agreements, each executive is entitled to receive a severance payment upon our proposed merger with Financial Institutions. Messrs. McCabe and Galpin are entitled to payments of $514,000 and $418,000, respectively, as a result of our merger with Financial Institutions.

     If the present value of all payments exceeds three times the executive's average compensation for the preceding five years, then Sections 280G and 4999 of the Internal Revenue Code impose a 20% excise tax on the amount of such payments in excess of one times the five-year average compensation, and such excess cannot be deducted by either Financial Institutions or the Bank. Because the severance payments to which Messrs. McCabe and Galpin are entitled to receive are deemed to be parachute payments, they have agreed to reduce their severance payments under their severance agreements in order to avoid the 20% excise tax. As reduced, the severance payments are estimated to be $465,578 to Mr. McCabe and $359,440 to Mr. Galpin.

     Employment Agreement. In connection with closing of the merger agreement, Mr. McCabe will enter into a new employment agreement with Bath National Bank which will then be a subsidiary of Financial Institutions. The employment agreement is for a three-year term and provides for a base salary of $150,000, participation in Financial Institution's fringe benefit plans and discretionary cash bonuses and stock options. The employment agreement requires that Mr. McCabe devote his entire business time, attention and efforts to the interests and business of Financial Institutions, its subsidiaries and their affiliates. The employment agreement also includes change of control and change of authority provisions. If Mr. McCabe's employment is terminated within twelve months after a change in control and a change of authority (as those terms are defined in the employment agreement), he will receive an

                                      25


amount equal to the sum of 200% of his base salary plus his average annual incentive compensation for the most recent two tax years ending before the date on which the change of control and change of authority occurred. In the event of termination without cause (as defined in the employment agreement), he will receive an amount equal to the sum of one year of his base salary plus his annual incentive compensation for the most recent tax year ending before the date termination occurred.

     Stock Options. As of the effective time of the merger, Mr. McCabe will be awarded options to purchase 37,000 shares of Financial Institutions's common stock pursuant to the terms of its stock option plan.

     Consulting and Non-Competition Agreement. In connection with the closing of the merger agreement, Mr. Galpin will enter into a consulting and non-competition agreement with Financial Institutions and Bath National Bank. The consulting portion of the agreement has a term of one year from the effective time of the merger. The agreement requires Mr. Galpin to perform reasonable consulting services as may be requested by Financial Institutions or the Bank, but not in excess of 50 hours in any one month. Such services include providing advice and information on the business of Financial Institutions and Bath National Bank.

     Mr. Galpin also has agreed to certain restrictions regarding his employment and business activities. For example, he has agreed not to provide any services for any insured depository institution or trust company within certain counties in the state of New York. Mr. Galpin also agrees not to disclose or use any confidential or proprietary information of Financial Institutions or any of its subsidiaries. The non-competition portion of the agreement has a term of two years from the effective time of the merger.

     As compensation for Mr. Galpin's consulting services and for agreeing to the non-competition and confidentiality restrictions, he will be paid $50,000, payable in equal quarterly installments.

     Bonus Payments. The merger agreement provides that Messrs. McCabe and Galpin may receive bonuses for 2000 of approximately $64,000 and $66,000, respectively.

     Board of Directors. Upon completion of the merger, Messrs. McCabe and Galpin and up to five other current directors of Bath National Bank will remain on the Board of Directors of Bath National Bank. Such persons will receive board fees from Bath National Bank. Bath National Bank's Board of Directors will not consist of more than 12 members and Financial Institutions will be able to appoint up to five additional bank directors. Mr. McCabe also will become a member of the Board of Directors of Financial Institutions.

     Protection of Directors, Officers and Employees Against Claims. In the merger agreement, Financial Institutions has agreed to indemnify our and our subsidiaries' directors and officers for a period of three years after the completion of the merger to the extent covered by our directors and officers insurance and to the fullest extent which such persons would be entitled under New York law and our and Bath National Bank's respective certificate or articles of incorporation and bylaws. Financial Institutions also has agreed to provide, for a period of not less than three years after the completion of the merger, an insurance policy that provides our directors and officers with liability coverage at premiums no greater than 150% of our current annual premium cost.

                                      26


Employees and Benefit Plans

     After the effective time of the merger, Financial Institutions or Bath National Bank may take whatever action they deem appropriate with respect to our or the Bank's employee benefits plans; provided, however, that continuing employees of the Bank will be eligible for benefits similar to (i) benefits they currently are eligible for or (ii) benefits offered to employees of Financial Institutions generally. Continuing employees will be credited for their years of service to the Bank prior to the merger for purposes of eligibility to participate under Financial Institutions' sick leave policies, paid vacation policies and insurance plans if the continuing employee participates in such plans. Any pre-existing condition, limitation or exclusion in Financial Institutions's insurance plans will not apply to continuing employees of the Bank or their covered dependents who are covered under the Bank's medical plan at the effective time of the merger and who then change coverage to Financial Institutions's medical plan when first given the option to enroll.

     Under the Bank's employee severance policy, employees (i) with at least one year of service to Bath National Bank or BNC Financial Services, Inc. and
(ii) who have not otherwise entered into employment or severance agreements with the Bank, will receive two weeks salary for each year, or portion of a year, of employment with the Bank or BNC Financial Services upon termination. The maximum payout to a terminated employee under this severance policy is 26 weeks of the employee's annual salary. Employees are not eligible for payment if they are terminated for cause or good reason as determined by the Bank's Board of Directors.

You Have Dissenters' Rights of Appraisal

     The New York Business Corporation Law (the "BCL") provides our shareholders with the right to dissent from the merger and to obtain payment of the fair value of their shares if the merger is consummated. "Fair value" means the value of the shares immediately before the effective time of the merger, excluding any appreciation or depreciation in anticipation of the merger unless exclusion is inequitable. You must follow certain procedures required by Section 623 of the BCL to dissent from the merger. A copy of
Section 623 of the BCL, which governs the procedures for the exercise of such dissenters' rights under New York law, is attached as Appendix C. We provide a summary description of the dissenters' rights of appraisal requirements below. Our description is only a summary and is qualified in its entirety by reference to the text of Section 623 of the BCL in Appendix C. We urge you to read these requirements and follow the procedures precisely because failure to follow all of the steps required by Section 623 may result in the loss of your dissenters' rights.

     Any Bath shareholder who votes against the merger may dissent and elect to exercise appraisal rights under Section 623 of the BCL. A dissenting shareholder must exercise appraisal rights with respect to all shares of Bath common stock that are owned of record and beneficially by the shareholder. A nominee or fiduciary who holds shares of record for a beneficial owner may not dissent on behalf of the beneficial owner with respect to less than all shares held on behalf of the beneficial owner.

     To dissent and to receive the fair value in a cash payment, if the merger is effected, a dissenting shareholder must take each of the following actions:

     * file with Bath, prior to or at the special meeting and before the vote, a written objection to the merger (and not withdraw the objection before the vote) that sets forth the following: the dissenting shareholder's election to dissent, the dissenting shareholder's

                                      27


          name and residence address and the number and classes of shares owned by the dissenting shareholder, and a demand for payment of fair value of the dissenting shareholder's shares if the merger is consummated; and

     *    not vote in favor of the merger.

     Written objections should be addressed to: Lisle E. Hopkins, Secretary, Bath National Corporation, 44 Liberty Street, Bath, New York 14810. It is recommended that any written objection which is mailed be sent registered or certified mail "return receipt requested." The written objection is not required from any shareholder to whom we did not give notice of the special meeting.

     Within 10 days after the vote of shareholders approving the merger, we must give written notice of such authorization to each dissenting shareholder who filed written objection or from whom written objection was not required and who did not vote in favor of the merger. Within 20 days after the giving of such notice, any shareholder from whom written objection was not required and who elects to dissent from the proposed merger must file with us a written notice of such election, stating the dissenting shareholder's name and residence address, the number of Bath shares as to which the notice applies and a demand for payment of the fair value of such shares.

     Upon consummation of the merger, each dissenting shareholder who dissents in the manner set forth above will cease to have any rights as a shareholder, except the right to be paid the fair value of their shares of Bath common stock and any other rights under Section 623 of the BCL.

     The written notice of election of dissent may be withdrawn by a dissenting shareholder at any time prior to accepting in writing an offer by us for shares of Bath common stock held by the dissenting shareholder, but in no case later than 60 days after the later of the consummation of the merger and the date we make our written offer. Thereafter, withdrawal will require our written consent. To be effective, withdrawal of a notice of election must be accompanied by the return to us of any advance payment made to the shareholder. If a written notice of election is withdrawn, the dissenting shareholder will lose his or her dissenter's rights.

     At the time of filing the written notice of election to dissent or within 30 days thereafter, a dissenting shareholder must submit all of the certificates representing his or her shares to us or our transfer agent. We will then note thereon that a written notice of election to dissent has been filed in respect of such shares and will then return them to the dissenting shareholder. Any dissenting shareholder who fails to submit certificates representing shares of Bath common stock for such notation will lose his or her dissenter's rights, if we, at our option, notify such dissenting shareholder in writing within 45 days after the date that the written notice of election to dissent was filed (unless a court, for good cause shown, shall otherwise direct).

     Within 15 days after the expiration of the period for filing notices of election to dissent, or within 15 days after consummation of the merger, whichever is later (but not later than 90 days after the shareholders' vote authorizing the merger), we must make a written offer (which, if the merger has not been consummated within the 90 day period after the shareholders' vote authorizing the merger, may be conditioned upon such consummation) to each shareholder who has filed a notice of election to dissent to pay for the shares at a specified price which we consider to be fair based on the fair value of the shares as of the close of business on the day prior to the shareholders' vote authorizing the merger. The dissenting shareholder will have 30 days to accept this written offer. If the dissenting shareholder and we are

                                      28


unable to agree to a value for the shares, Section 623 provides for judicial determination of fair value based on the fair value of the shares as of the close of business on the day prior to the shareholders' vote authorizing the merger. We will institute such a judicial proceeding, or if we fail to commence the proceeding within the time period required by Section 623 of the NYBCL, the dissenting shareholder may institute the judicial proceeding.

     Merely voting against the merger will not satisfy the requirements for a written demand for the payment of fair value of a shareholder's shares or the other actions specified in Section 623 of the BCL to perfect such appraisal rights, and the written demand for the payment of the fair value of a dissenting shareholder's shares must be in addition to and separate from any proxy or vote against the merger.

     Any Bath shareholder who does not deliver to Bath before the vote is taken written notice of his or her intent to demand fair value payment for his or her Bath shares, who votes in favor of the merger, who does not demand payment or who does not deposit the shareholder's certificates by the date set forth in the dissenters' notice is not entitled to fair value payment for his or her Bath shares of common stock under Section 623 of the BCL.

Federal Income Tax Consequences of the Merger to You

     The exchange of our common stock for cash pursuant to the terms of the merger agreement will be a taxable transaction for federal income tax purposes under the Internal Revenue Code, and may also be a taxable transaction under state, local and other tax laws. Similarly, any Bath shareholders who exercise their dissenters' appraisal rights and receive cash in exchange for their shares of Bath common stock will recognize income for federal tax purposes and may recognize income under state, local and other tax laws. A shareholder of Bath will recognize gain or loss equal to the difference between the amount of cash received by the shareholder pursuant to the merger and the tax basis in the Bath common stock exchanged by such shareholder pursuant to the merger. Gain or loss must be determined separately for each block of Bath common stock surrendered pursuant to the merger. For purposes of federal tax law, a block consists of shares of Bath common stock acquired by the shareholder at the same time and price.

     Gain or loss recognized by the shareholder exchanging his or her Bath common stock pursuant to the merger or pursuant to the exercise of dissenters' rights will be capital gain or loss if such Bath common stock is a capital asset in the hands of the shareholder. If the Bath common stock has been held for more than one year, the gain or loss will be long-term. Capital gains recognized by an exchanging individual shareholder generally will be subject to tax at capital gain rates applicable to the shareholder (up to a maximum of 39.6% for short-term capital gains and 20% for long-term capital gains), and capital gains recognized by an exchanging corporate shareholder generally will be subject to tax at a maximum rate of 35%.

     Neither Financial Institutions nor Bath has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to Bath's shareholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to Bath's shareholders with respect to any of the tax effects of the merger to shareholders.

     The federal income tax discussion set forth above is based upon current law and is intended for general information only. You are urged to consult your tax advisor concerning the specific tax consequences of the merger to you, including the applicability and effect of state, local or other tax

                                      29


laws and of any proposed changes in those tax laws and the Internal Revenue
Code.

Accounting Treatment of the Merger

     The merger will be accounted for under the purchase method of accounting. Under this method of accounting, Financial Institutions and Bath will be treated as one company as of the date of the merger, and Financial Institutions will record the fair market value of Bath's assets less liabilities on its financial statements. Acquisition costs in excess of the fair values of the net assets acquired, if any, will be recorded as an intangible asset and amortized for financial accounting purposes. The reported income of Financial Institutions will include our operations after the completion of the merger.

Who Pays for What

     All out-of-pocket costs and expenses incurred in connection with the merger (including, but not limited to, counsel fees) shall be paid by the party incurring such costs and expenses.


                          CERTAIN RELATED AGREEMENTS

Shareholders' Agreement

     In connection with the execution of the merger agreement, each of the members of our Board of Directors entered into a shareholders' agreement with Financial Institutions and its acquisition subsidiary. The following summary of the shareholders' agreement is qualified in its entirety by reference to the shareholders' agreement. Execution of the shareholders' agreement is a condition to the parties effecting the merger agreement.

     Under the terms of the shareholders' agreement, each director agrees, with respect to all shares of Bath common stock that he or she beneficially owns (except shares with respect to which the director exercises control in a fiduciary capacity), to:

     * vote in favor of the merger at any meeting of our shareholders called to vote on the merger,

     * vote against any other merger agreement, merger (other than with Financial Institutions), consolidation, combination, share exchange, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of Bath at any meeting of our shareholders called to vote on such matters, or agree to take any action inconsistent with the foregoing,

     * vote against any amendment to our certificate of incorporation or by-laws or any other proposal that may impede, frustrate, prevent, hinder, delay or nullify the merger, or agree to take any action inconsistent with the foregoing,

     * not give, offer, sell, transfer, assign, pledge or otherwise dispose of such shares of Bath common stock prior to the effective time of the merger, or enter into any arrangement for such purposes, or enter into any other voting arrangement, and

                                      30


     * grant an irrevocable proxy to the chief executive office of Financial Institutions

     Under the terms of the shareholders' agreement, each director waives his appraisal rights under New York law.

Stock Option Agreement

     The following is a summary of the material provisions of the stock option agreement between Financial Institutions and Bath, which is included as Appendix D to this proxy statement. The following summary is qualified in its entirety by reference to the stock option agreement. Execution of the stock option agreement was a condition to the parties effecting the merger agreement.

     Concurrently with the execution of the merger agreement, Financial Institutions and Bath entered into a stock option agreement that permits Financial Institutions, under certain circumstances, to purchase 196,000 shares of Bath's common stock, which represents approximately 15% of our outstanding shares of common stock before giving effect to the exercise of the entire option. The exercise price of the option is $37.00 per share. If the stock option is exercised, the stock option agreement provides that the total value of the option will be equal to $3.0 million. In the event that the value determined for the stock option is less than $3.0 million upon its exercise, we would have to make an additional cash payment to Financial Institutions. If the determined value of the stock option would exceed $3.0 million, Financial Institutions or its successor would not be able to fully exercise the option. We may be required under certain circumstances to repurchase the option or the shares acquired upon exercise of the option. The stock option agreement is designed to enhance the likelihood that the merger will be successfully consummated in accordance with the terms contemplated by the merger agreement and Financial Institutions insisted on such agreement for that reason.

     Financial Institutions may only exercise the option (assuming it is not in material breach of its representations, warranties or agreements contained in the merger agreement) upon the occurrence of a "triggering event," which means a person, other than Financial Institutions or any subsidiary, acquires beneficial ownership of 20% or more of Bath's outstanding common stock.

     If the triggering event has not yet occurred, the stock option agreement will terminate:

     *    immediately prior to the effective time of the merger,

     * 12 months after the first occurrence of the triggering event discussed above,

     * upon termination of the merger agreement according to its terms, unless the merger agreement is terminated by Financial
          Institutions due to a willful breach of the merger agreement by Bath, or

     * 18 months after the termination of the merger agreement if it is terminated by Financial Institutions due to a willful breach of the merger agreement by Bath.

     The existence of the stock option agreement could significantly increase the cost to a potential acquiror of acquiring Bath compared to its cost had the stock option agreement not been entered into. Consequently, certain aspects of the stock option agreement may have the effect of discouraging persons who might be interested in acquiring all of or a significant interest in Bath from considering or proposing

                                      31


such an acquisition. Moreover, Bath's management believes that the exercise of the option granted under the stock option agreement is likely to prohibit any acquiror from accounting for an acquisition of Bath using the pooling-of-interests accounting method (assuming pooling treatment is still available) for a period of two years following such exercise. Consequently, the existence of the stock option agreement may deter significantly, or completely prevent an acquisition of Bath by certain other companies. The Bath Board took this factor into account before approving the stock option agreement.


                      ADJOURNMENT OF THE SPECIAL MEETING

     Each proxy solicited requests authority to vote for an adjournment of the special meeting, if an adjournment is deemed to be necessary. We may seek an adjournment of the special meeting so that we can solicit additional votes in favor of the merger agreement if the merger proposal has not received the requisite vote of shareholders at the special meeting and has not received the negative votes of the holders of a majority of our stock. If we desire to adjourn the meeting, we will request a motion that the meeting be adjourned with respect to the merger proposal (and solely with respect to the merger proposal, provided that a quorum is present at the special meeting), and no vote will be taken on the merger proposal at the originally scheduled special meeting. The time and place to which the special meeting is adjourned will be announced at the special meeting. Each proxy solicited, if properly signed and returned to us and not revoked prior to its use, will be voted on any motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion to adjourn the meeting. Unless revoked prior to its use, any proxy solicited for the special meeting will continue to be valid for any adjourned meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for the proposal in question.

     Any adjournment will permit us to solicit additional proxies and will permit a greater expression of the shareholders' views with respect to the merger proposal. The adjournment would be disadvantageous to shareholders who are against the merger agreement because an adjournment will give us additional time to solicit favorable votes and thus increase the chances of passing the merger proposal.

     If a quorum is not present at the special meeting, no proposal will be acted upon and our Board of Directors will adjourn the special meeting to a later date to solicit additional proxies on each of the proposals being submitted to shareholders.

     If the time and place to which the special meeting is adjourned are announced at the special meeting, the adjournment will not require either the setting of a new record date or notice of the adjourned meeting as in the case of an original meeting. We have no reason to believe that an adjournment of the special meeting will be necessary at this time.

     Because the Board of Directors recommends that shareholders vote "FOR" the proposed merger agreement, the Board of Directors also recommends that shareholders vote "FOR" the possible adjournment of the special meeting on the merger proposal. Approval of the proposal to adjourn the special meeting on the merger proposal requires the approval of a majority of the votes cast on the adjournment proposal.

                                      32


BENEFICIAL OWNERSHIP OF BATH COMMON STOCK

     Shareholders of record as of the close of business on __________, 2000 will be entitled to one vote for each share of our common stock then held. As of that date, we had 1,303,757 shares of common stock issued and outstanding. The following table sets forth information regarding the share ownership of:

     *    each member of our Board of Directors, and

     * all of our and Bath National Bank's directors and executive officers as a group.

[We do not know of any persons who beneficially own more than 5% of our outstanding common stock.]


                                             Shares Beneficially     Percent of
            Name of Beneficial Owner               Owned(1)             Class
-------------------------------------------------------------------------------
Directors:
  Laverne H. Billings                               7,070                 *
  Theodore P. Capron                                2,400                 *
  Robert H. Cole                                   15,653              1.20
  Herbert Fort                                        842                 *
  Edward C. Galpin                                  7,909                 *
  Lisle E. Hopkins                                 10,969                 *
  Lawrence C. Howell                                2,955                 *
  Constance Manikas                                 1,020                 *
  Douglas L. McCabe                                 2,423                 *
  Joseph F. Meade, Jr.                             12,000                 *
  Freeman H. Smith, III                            12,000                 *
  Patrick Sullivan                                 10,314                 *
  Alan J. Wilcox                                      700                 *

All directors and executive officers of
Bath and Bath National Bank as a group
(15 persons)                                       92,908              7.13

_______________________
* Amount beneficially owned is less than 1% of the common stock issued and outstanding.

(1) Based upon filings made pursuant to the Securities Exchange Act of 1934, as amended, and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (a) voting power, which includes the power to vote or to direct the voting of the shares, or (b) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole (or shares with spouse or other immediate family members) voting and dispositive power with respect to the shares.

                                      33


                            SHAREHOLDER PROPOSALS

     If the merger is not consummated prior to the next regularly scheduled annual meeting of our shareholders, any proposal which a shareholder wishes to have included in our proxy materials for the next annual meeting of shareholders must have been received at our main office located at 44 Liberty Street, Bath, New York 14810, attention: Lisle E. Hopkins, Secretary, no later than December 20, 2000. [No proposals were received by such date.] If a notice of a shareholder proposal intended to be presented at the annual meeting is received by us after December 20, 2000, the persons authorized under our management proxies may exercise discretionary authority to vote or act on such proposal if the proposal is raised at the annual meeting. Nothing in this paragraph shall be deemed to require us to include in our proxy statement or the proxy relating to any annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received. In addition, all shareholder proposals must also comply with our bylaws and New York law.


                                OTHER MATTERS

     Each proxy solicited also confers discretionary authority on our Board of Directors to vote the proxy with respect to the approval of the minutes of the last meeting of shareholders, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the special meeting. Our Board of Directors is not aware of any business to come before the special meeting other than those matters described above in this proxy statement. However, if any other matter should properly come before the special meeting, it is intended that proxy holders will act in accordance with their best judgment.








                                      34


                                                               APPENDIX A











                   AGREEMENT AND PLAN OF MERGER


                   DATED AS OF NOVEMBER 2, 2000


                               AMONG


                   FINANCIAL INSTITUTIONS, INC.,


                        FI SUBSIDIARY I, INC.


                                AND


                     BATH NATIONAL CORPORATION



                    AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of
November 2, 2000, by and among FINANCIAL INSTITUTIONS, INC.
("Parent"), a New York corporation, FI SUBSIDIARY I, INC.
("Merger Subsidiary"), a New York corporation and a wholly-owned subsidiary of Parent, and BATH NATIONAL CORPORATION (the
"Company"), a New York corporation.

     WHEREAS, the respective Boards of Directors of Parent, Merger Subsidiary and the Company have approved the merger of the Merger Subsidiary with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein the parties hereto agree as follows:

                             ARTICLE I

                             The Merger

     Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Merger Subsidiary shall be merged with and into the Company and the separate existence of Merger Subsidiary shall thereupon cease, and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") under the name Bath National Corporation, as a subsidiary of Parent. Following the consummation of the Merger, it is anticipated that the Surviving Corporation will be merged into the Parent, leaving Bath National Bank as a direct subsidiary of the Parent.

     Section 1.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Merger will take place as promptly as practicable (and in any event within ten business days) after satisfaction or waiver of the conditions set forth in Sections 8.1(a), 8.1(b) and 8.3(d), at the offices of Nixon Peabody LLP, Rochester, New York, unless another date, time or place is agreed to in writing by the parties hereto (the "Closing Date") unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 9.1. It is anticipated that the Closing Date will occur prior to April 30, 2001.

     Section 1.3 Effective Time of the Merger. The Merger shall become effective upon the filing of a certificate of merger ("Certificate of Merger") pursuant to and in compliance with this Agreement and Section 907 of Business Corporation Law of the State of New York (the "New York Law") with the Secretary of State of the State of New York. When used in this Agreement, the term "Effective Time" shall mean the time at which the Certificate of Merger has been filed and become effective in accordance with New York Law.

     Section 1.4 Effect of the Merger. The Merger shall, from and after the Effective Time, have all the effects provided by applicable New York Law. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further deeds, conveyances, assignments or assurances in law or any other acts are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of Merger Subsidiary or the Company to be vested in the Surviving Corporation, by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Company and the Merger Subsidiary agree that the Surviving Corporation and its proper officers and directors shall execute and deliver all such deeds, conveyances, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized in the name of each of the Company and the Merger Subsidiary or otherwise to take any and all such action.

     Section 1.5 Modifications of Structure. Notwithstanding any provision of this Agreement to the contrary, Parent, with the prior written consent of the Company, which consent shall not be unreasonably withheld, may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as (i) there are no material adverse federal income tax consequences to the shareholders of the Company as a result of such modification, (ii) the consideration to be paid to holders of Company Common Stock (as defined below) under this Agreement is not thereby changed in kind or reduced in amount solely because of such modification and (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals or impair or prevent the satisfaction of any conditions to the Effective Time.

     Section 1.6 Dissenters' Rights. Notwithstanding any other provision of this Agreement to the contrary, shares of the Company Common Stock (as defined below) that are outstanding immediately prior to the Effective Time and that are held by shareholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have delivered to the Company written demand for appraisal of the fair value of such shares in accordance with New York Law (collectively, the "Dissenters' Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders instead shall be entitled to receive payment of the fair value of such shares held by them in accordance with the provisions of New York Law, except that all Dissenters' Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their Dissenters' Rights under New York Law shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration in the manner provided in Section 3.1 below. The Company shall give Parent (i) prompt notice of any written demands for appraisal of the fair value of any shares of Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to New York Law and received by the Company relating to shareholders' rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under New York Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal.

                             ARTICLE II

                     The Surviving Corporation

     Section 2.1 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Company shall be amended and restated to read substantially in the form of the Certificate of Incorporation of the Merger Subsidiary as in effect immediately prior to the Effective Time and shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time, until thereafter changed or amended as provided therein or by applicable law.

     Section 2.2 By-laws. At the Effective Time, the By-laws of the Surviving Corporation shall be amended and restated to read substantially in the form of the By-laws of the Merger Subsidiary as in effect immediately prior to the Effective Time until thereafter changed or amended as provided therein or by applicable law.

     Section 2.3 Board of Directors; Officers. The persons and/or categories of persons listed on Schedule 2.3 as directors and officers shall be the directors and officers of the Surviving Corporation immediately after the Effective Time and the persons listed on Schedule 2.3 shall hold the offices set forth after their respective names in the Surviving Corporation immediately after the Effective Time, in each case, until the earlier of their respective resignations or the time that their respective successors are duly elected or appointed and qualified.

                           ARTICLE III

                      Conversion of Shares

     Section 3.1  Merger Consideration.  As of the Effective
Time, by virtue of the Merger and without any action on the part of any shareholder of the Company or Merger Subsidiary:

          (a) Subject to the provisions of this Agreement, each of the 1,303,857 issued and outstanding shares of Common Stock, par value $5.00, of the Company (the "Company Common Stock") as of the Effective Time shall be cancelled and by operation of law be converted into and represent the right to receive from the Parent, $48.00 in cash (the "Merger Consideration"). As of the Effective Time, each share of Company Common Stock held by the Company as treasury stock shall be cancelled and retired without any consideration being paid or exchanged therefor.

          (b) Subject to the provisions of this Agreement, at the Effective Time the shares of the common stock of Merger Subsidiary outstanding immediately prior to the Merger shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into one hundred shares of the common stock of the Surviving Corporation, par value of $.01 per share, which one hundred shares of the Surviving Corporation Common Stock shall constitute all of the issued and outstanding capital stock of the Surviving Corporation and shall be owned by Parent.

     3.2 Shareholders' Rights at the Effective Time. On and after the Effective Time, the certificates that immediately prior to the Effective Time represented shares of the Company Common Stock (the "Certificates") shall cease to represent any rights with respect to the

Company and shall only represent the right to receive the Merger
Consideration provided in Section 3.1(a) and Holders of certificates theretofore evidencing shares of Company
Common Stock shall cease to have any rights as shareholders of the Company, except as provided herein or by law.

     3.3  Surrender and Exchange of Share Certificates.

          (a) Prior to the Effective Time, the Parent shall deposit, or shall cause to be deposited, in a segregated account with a bank or trust company selected by the Parent and reasonably acceptable to the Company for the benefit of the Holders of shares of Company Common Stock, for payment in accordance with this Section 3.3, an amount of cash sufficient to pay the aggregate Merger Consideration to be paid pursuant to
Section 3.1.

          (b) On the Closing Date, or within three Business Days thereafter, Parent or its agent shall cause to be mailed to each person who was a Holder of record of shares of the Company Common Stock immediately prior to the Effective Time: (i) a letter of transmittal (the "Letter of Transmittal"), and (ii) instructions for use in effecting the surrender of the Certificates nominally representing the Company Common Stock in exchange for cash payable pursuant to Section 3.2.

          (c) After the Effective Time, each Holder of a Certificate ("Holder") shall surrender and deliver such Certificate to Parent or its agent together with a duly completed and executed Letter of Transmittal. Letters of Transmittal shall be mailed no later than three (3) Business Days after the Closing Date, and blank form Letters of Transmittal will be made available for pickup at the main office of the Company. Within three business days after receipt of a duly completed and executed Letter of Transmittal, together with the related Certificate or an affidavit and indemnity bond as provided in
Section 3.3(e) hereof, Parent shall pay or cause to be paid to the Holder of such Certificate the Merger Consideration for each share of Company Common Stock previously evidenced by such certificate. Payment shall be made by good bank check mailed by first class mail to the Holder at the address specified in the transmittal letter. Upon such surrender and delivery, the Holder shall receive a check representing the Merger Consideration payable in respect of Company Common Stock pursuant to Section
3.2. Until so surrendered and exchanged, each Certificate formerly representing outstanding shares of Company Common Stock shall after the Effective Time be deemed for all purposes to evidence only the right to receive the Merger Consideration as provided in Section 3.2.

          (d) At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall be made thereafter, other than transfers of shares of Company Common Stock that have occurred prior to the Effective Time. In the event that, after the Effective Time, certificates are presented for transfer to the transfer agent for the Company, the Merger Subsidiary or Parent, they shall be delivered to Parent or its agent and exchanged for the Merger Consideration payable pursuant to Section 3.2. Upon proper surrender of a Certificate for exchange and cancellation to the Parent or its agent, together with such properly completed Letter of Transmittal, duly executed, the Holder of such Certificate shall be entitled to receive in exchange therefor, the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. No interest shall accrue or be paid on the Merger

Consideration payable upon the surrender of any Certificate for the benefit of the Holder of such Certificate.

          (e) Neither the Company, Merger Subsidiary or Parent shall be liable to any Holder of shares of Company Common Stock with respect to any funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law, rule, regulation, statute, order, judgment or decree.

          (f) In the event any Certificates shall have been lost, stolen or destroyed, Parent shall pay the amount specified in Section 3.1(a) to which the person claiming that his or her Certificates have been lost, stolen or destroyed is entitled in exchange for such lost, stolen or destroyed Certificates upon the making of an affidavit of that fact by such person and the delivery of a bond or other security, in an amount not to exceed the applicable Merger Consideration, as Parent may reasonably require.

     Section 3.4  Proxy Statement.

          (a) For purposes of holding the meeting of the Company shareholders to approve the Merger (the "Company Proposal"), the Company will prepare a proxy statement satisfying in all material respects all requirements of applicable Law, including without limitation the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder (the "Exchange Act"). Such proxy statement in the form mailed by the Company to its shareholders, together with any and all amendments or supplements thereto, is herein referred to as the "Proxy Statement."

          (b) The Company agrees that none of the information relating to the Company and its Subsidiaries to be included in the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of the Company and up to and including the date(s) of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by the Company to its shareholders in connection with the meetings of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder. The Company agrees promptly to advise Parent if, at any time prior to the meeting of the shareholders of the Company referenced herein, any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide Parent with the information needed to correct such inaccuracy or omission. Company concurrently will furnish its shareholders with such supplemental information as may be necessary in order to cause the Proxy Statement to comply with applicable law after the mailing thereof to the shareholders of the Company. The Company will provide Parent the opportunity to review and comment on the draft Proxy Statement, but Parent will assume no responsibility for its adequacy or compliance with applicable laws and regulations, other than with respect to material provided by the Parent or its representatives to the Company in writing specifically for inclusion in the Proxy Statement.

          (c) The Company will make any preliminary filings of the Proxy Statement with the SEC as promptly as reasonably practicable, pursuant to Rule 14a-6 under the Securities Exchange
Act, and shall, with the Parent's cooperation, respond to any comments with respect thereto received from the SEC.

          (d) The Company shall mail the Proxy Statement to its shareholders and hold the Company's shareholder meeting to vote on the Merger proposal as promptly as reasonably practicable.

                           ARTICLE IV

          Representations and Warranties of the Company

     The Company represents and warrants to Parent and Merger
Subsidiary that, except as disclosed in the Disclosure Schedule which has been delivered to Parent prior to the execution of this Agreement (the "Disclosure Schedule"):

     Section 4.1  Organization and Qualification.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Each of the Company and its Subsidiaries has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. The Company has heretofore made available to Parent and Merger Subsidiary a complete and correct copy of the Certificate of Incorporation and By-laws or comparable organizational documents, each as amended to the date hereof, of the Company and each of its Subsidiaries. The Company is a bank holding company registered with the Federal Reserve Board under the BHCA.
Neither the Company nor any of its Subsidiaries are in violation of any provision of its Certificate of Incorporation or By-Laws.

          (b) Bath National Bank (the "Bank") is a national bank organized, validly existing and in good standing under the laws of the United States. The deposits of the Bank are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by the Company.
Each other Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. BNC Financial Services and its employees have all licenses required in order to conduct the business as presently conducted.

          (c) The Bank is a member in good standing of the FHLB of New York and owns the requisite amount of stock therein.

          (d) Except as disclosed in the Disclosure Schedule, the respective minute books of the Company and each Subsidiary accurately records in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.
                                A-6

     Section 4.2  Capitalization.

          (a) The authorized capital stock of the Company consists of 1,500,000 shares of Common Stock $5.00 par value per share and 300,000 shares of Preferred Stock, $10.00 par value per share. 1,303,857 shares of Company Common Stock are validly issued and outstanding, fully paid and non-assessable and 61,944 shares of common stock are held by the Company as treasury shares. No shares of Company's Preferred Stock have been issued or are outstanding. There are no bonds, debentures, notes or other indebtedness issued or outstanding having general voting rights with respect to the Company. Except as contemplated by this Agreement, there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating the Company to issue, deliver or sell shares of its capital stock, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment other than the Stock Option Agreement dated even date herewith and attached as Exhibit A hereto (the "Lockup Option").

          (b) All the outstanding shares of capital stock of each Subsidiary of the Company are validly issued, fully paid and non-assessable and, except for shares of preferred stock of Bath United Home, Inc., are owned by the Company or by a wholly-owned Subsidiary of the Company, free and clear of any Liens. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the sale, issuance or voting of any shares of the issued or unissued capital stock of any of the Subsidiaries of the Company which have been issued, granted or entered into by the Company or any of its Subsidiaries. The Subsidiaries of the Company are listed in Section 4.2 of the Disclosure Schedule.

          (c) Except as set forth on the Disclosure Schedule, other than its Subsidiaries, the Company does not own or control, directly or indirectly, a greater than 10% equity interest in any corporation, company, association, partnership, joint venture or other entity. The Company has no obligation to acquire any additional equity interests in any entity.

          (d) The authorized capital stock of the Bank consists of 100,000 shares of Common Stock, par value $10.00 per share ("Bank Common Stock") and no shares of preferred stock. As of the date hereof, (i) 100,000 shares of Bank Common Stock are issued and outstanding, all of which are owned directly or indirectly by the Company, all of which are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, (ii) no shares of Bank Common Stock are held in the treasury of the Bank, and (iii) no shares of Bank Common Stock are held by any of the Company's Subsidiaries. Each share of Bank Common Stock owned by the Company or any of its Subsidiaries is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or any of its Subsidiaries' voting rights, charges and other encumbrances of any nature whatsoever.

     Section 4.3 Authority Relative to this Agreement. The Company has the necessary corporate power and authority to execute and deliver this Agreement and, subject to approval of this Agreement and the transactions contemplated hereby by the Holders of the Company Common Stock, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly and validly authorized and approved by the Company's Board of

                                A-7


Directors and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by the necessary vote of the shareholders of the Company). This Agreement has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery by Parent and Merger
Subsidiary, and subject to the stockholder approval referred to in the preceding sentence, constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as such enforceability may be limited by general principles of equity or principles applicable to creditors' rights generally.

     Section 4.4  No Conflicts, Required Filings and Consents.

          (a) None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) subject to approval by the Company's shareholders referred to in Section 4.3, conflict with or violate the Certificate of Incorporation or By-laws of the Company or the comparable organizational documents of any of the Company's Subsidiaries, (ii) subject to receipt or filing of the required Consents referred to in Section 5.4(b), result in a Violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company or any of the Company's Subsidiaries (a "Violation"), or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) subject to receipt or filing of the required Consents referred to in Section 5.4(b), result in a Violation pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of the Company's Subsidiaries is a party or by which the Company or any of the Company's Subsidiaries or any of their respective properties may be bound or affected.

          (b) None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will require any Consent of any Regulatory Authority to be received by the Company, except for
(i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of the Certificate of Merger pursuant to New York Law, (iii) certain state takeover and securities statutes, and (iv) bank regulatory approvals. The Company has no reason to believe that (i) any required Consents or approvals will not be received, or that (ii) any public body or authority, including the United States Environmental Protection Agency or the New York State Department of Environmental Conservation the consent or approval of which is not required or any filing which is not required, will object to the completion of the transactions contemplated by this Agreement.

     Section 4.5  Reports and Financial Statements.

          (a) Since January 1, 1996, the Company has filed with the SEC all forms, reports, schedules, registration statements and definitive proxy statements (the "Company SEC Reports") required to be filed by it with the SEC. As of their respective dates, the Company SEC Reports complied as to form with the requirements of the Exchange Act or the Securities Act, as the case may be, and in all material respects with the rules and regulations of the SEC thereunder applicable to such Company SEC Reports. As of their respective dates and as of the date any

                                A-8


information from such Company SEC Reports has been incorporated by reference, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has filed all contracts, agreements and other documents or instruments required to be filed as exhibits to the Company SEC Reports.

          (b) The consolidated statements of financial condition of the Company as of December 31, 1999 and 1998 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended
December 31, 1999 (including the related notes and schedules thereto) contained in the Company's Form 10-K for the year ended December 31, 1999 present fairly the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as of the dates or for the periods presented therein in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved except as otherwise noted therein, including in the related notes.

          (c) The consolidated condensed statements of financial condition and the related statements of income and cash flows (including, in each case, the related notes thereto) of the Company contained in the Form 10-Q for the quarterly periods ended March 31, 2000, June 30, 2000 and September 30, 2000 (the "Quarterly Financial Statements") have been prepared in accordance with the requirements for interim financial statements contained in Regulation S-X. The Quarterly Financial Statements reflect all adjustments necessary to present fairly in accordance with GAAP, the consolidated financial position, results of operations and cash flows of the Company for all periods presented therein, except as otherwise noted thereon including in the related notes.

     Section 4.6 Information. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the definitive Proxy Statement will, at the time of filing with the SEC, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto to the Company's shareholders or at the time of the Company's stockholder meeting to approve this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

     Section 4.7 Litigation. Except as set forth on the Disclosure Schedule, there is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries. The Company has furnished to the Parent copies of all attorney responses to the request of the independent auditors for the Company and its Subsidiaries in so far as they relate to loss contingencies of the Company and its Subsidiaries for the period from December 31, 1995 to September 30, 2000 and a written list of, and documents relating to, all claims, suits, actions, proceedings or investigations pending against the Company or any of its Subsidiaries.

                                A-9


     Section 4.8 Absence of Certain Changes or Events. Except as disclosed on the Disclosure Schedule, or as contemplated by this Agreement, since September 30, 2000, the Company has conducted its business only in the ordinary course, and there has not been (i) any change that could have a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, or, any redemption, purchase or other acquisition of any of its capital stock, (iii) any split, combination or reclassification of any of the Company's capital stock or, except with respect to the Lockup Option, any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, any granting by the Company or any of its Subsidiaries to any officer of the Company of any increase in compensation, except in the ordinary course of business consistent with prior practice or as required under employment or severance agreements in effect as of December 31, 1999, any granting by the Company or any of its Subsidiaries to any officer of the Company of any increase in severance or termination pay, except as required under employment, severance or termination agreements or plans in effect as of December 31, 1999 or (z) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any officer of the Company, or any increase in benefits available under or establishment of any Company Benefit Plan (as defined below) except in the ordinary course of business consistent with past practice, (v) any damage, destruction or loss, whether or not covered by insurance, or
(vi) any material change in accounting methods, principles or practices by the Company.

     Section 4.9  Employee Benefit Plans.

          (a) The Disclosure Schedule sets forth a complete and correct list of all employee benefit or compensation plans, agreements or arrangements, including "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited to, retiree medical plans or life insurance, sponsored, maintained or contributed to by the Company or any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") (together such plans, agreements or arrangements are referred to as the "Company Benefit Plans"). The Company and its ERISA Affiliates have complied with the terms of all Company Benefit Plans, and no default exists with respect to the obligations of the Company or any of its ERISA Affiliates under such Company Benefit Plans.

          (b) Each Company Benefit Plan is in writing and the Company has previously furnished Parent with a true and complete copy of each Company Benefit Plan document, including all amendments thereto, and a true and complete copy of each material document prepared in connection with each such Company Benefit Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, including all attachments thereto, (iv) the most recently received IRS determination letter for each such Company Benefit Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Company Benefit Plan. Neither the Company nor any ERISA Affiliate has any express or implied commitment (i) to create or incur liability with respect to or cause to exist any other employee benefit plan,

                                A-10


program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

     Section 4.10  ERISA.

          (a) Each of the Company Benefit Plans which is intended to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has been determined by the Internal Revenue Service to be "qualified," within the meaning of such Section of the Code and the Company has no Knowledge of any circumstances which could result in revocation of such determination. No Company Benefit Plan is subject to Title IV of ERISA and the Company and its current and former ERISA Affiliates have never sponsored, maintained or contributed to an employee benefit plan that is subject to Title IV of ERISA. There have not been any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving the Company Benefit Plans which could subject the Company, its ERISA Affiliates or Parent to the penalty or tax imposed under Section 502(i) of ERISA or
Section 4975 of the Code. Except as disclosed in the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(i) result in any payment (including, without limitation, severance, unemployment compensation or golden parachute) becoming due to any director or employee of the Company, (ii) increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

          (b) No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Company Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which is intended to meet the requirements of Section 401(a) of the Code (a "Pension Plan"), or by the Company or any ERISA Affiliate within the 60-month period ending on the date hereof.

          (c) As of the date hereof, neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor its ERISA Affiliates has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Neither the Company nor any ERISA Affiliate has incurred any liability under, arising out of or by operation of Title IV of ERISA), including, without limitation, any material liability in connection with the termination or reorganization of any employee pension benefit plan subject to Title IV of ERISA, and no fact or event exists which could give rise to any such material liability.

          (d) The Company and its ERISA Affiliates are not and have never been a sponsor or liable with respect to any multi-employer plan within the meaning of Section 3(37) of ERISA.

                                A-11


          (e) All contributions and premiums required by law or by the terms of any Company Benefit Plan in which employees of the Company and its ERISA Affiliates participate or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto).

          (f) Each of the Company Benefit Plans has been maintained in accordance with its terms, applicable collective bargaining agreements and all provisions of applicable laws and regulations. All amendments and actions required to bring each of such Benefit Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable laws and regulations have been made or taken except to the extent that such amendments or actions are not required by law to be make or taken until a date after the Closing Date.

          (g)  The liabilities of each Company Benefit Plan or
Pension Plan that has been terminated or otherwise wound up, have been fully discharged in compliance with applicable law.

          (h) Except as set forth on the Disclosure Schedule, neither the Company nor any ERISA Affiliate maintains a welfare benefit plan providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code and at the former employee's own expense), and the Company and each of the ERISA Affiliates have complied in all material respects with the notice and continuation requirements of
Section 4980B of the Code and the regulations thereunder.

          (i) Except as set forth on the Disclosure Schedule, no payments or benefits under any Company Benefit Plan or other agreement of the Company will be considered an excess parachute payments under Section 280G of the Code or trigger a limitation on the ability of the Company to take a deduction under Section 162(m) of the Code.

          (j) There has been no violation of ERISA with respect to the filing of applicable returns, reports, documents and notices regarding any of the Company Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Company Benefit Plans which, either individually or in the aggregate, could result in a Material Adverse Effect on the Company.

          (k) There are no pending legal proceedings, claims or administrative actions which have been asserted or instituted against any of the Company Benefit Plans, the assets of any such Plans or the Company or any ERISA Affiliate or the plan administrator or any fiduciary of the Company Benefit Plans with respect to the operation of such plans.

     Section 4.11 Taxes. The Company and its Subsidiaries have duly filed all material, federal, state and local income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by the Company and its Subsidiaries prior to the date hereof. All of the foregoing returns and reports are true and correct in all material respects, and the Company and its Subsidiaries have paid or, prior to the Effective Time will pay, all taxes, interest and penalties shown on such returns or reports as being due or (except to the extent the

                                A-12


same are contested in good faith) claimed to be due to any federal, state, local or other taxing authority. The Company has paid and will pay all installments of estimated taxes due on or before the Effective Time. All taxes and state assessments and levies which the Company and its Subsidiaries are required by law to withhold or collect have been withheld or collected and have been paid to the proper governmental authorities or are held by the Company for such payment. The Company and its Subsidiaries have paid or made adequate provision in accordance with GAAP in the financial statements of the Company for all taxes payable in respect of all periods ending on or prior to the date of this Agreement and will have made or provided for all taxes payable in respect of all periods ending on or prior to the Closing Date. As of the date hereof, all deficiencies proposed as a result of any audits have been paid or settled.

     Section 4.12  Compliance with Applicable Laws.

          Except as disclosed in the Disclosure Schedule;

          (a) The Company and its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them.

          (b) Neither the Company nor any of its Subsidiaries has received any notification or communication from any Regulatory Authority (i) asserting that the Company or any of its Subsidiaries is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization; (iii) requiring or threatening to require the Company or any of its Subsidiaries, or indicating that the Company or any of its Subsidiaries may be required to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks, engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of the Company or any of its Subsidiaries, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of the Company or any of its Subsidiaries, including without limitation any restriction on the payment of dividends or in any manner relates to its capital adequacy, credit policies, management or overall safety and soundness or such entity's ability to perform its obligations hereunder, and neither the Company nor any of its Subsidiaries has received written notification from any such federal or state governmental entity that any such Person may be requested to enter into, or otherwise be subject to, any such commitment, letter, written agreement, memorandum of understanding or cease and desist order (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither the Company nor any of its Subsidiaries is a party to any commitment, letter (other than letters addressed to regulated depository institutions generally), written agreement, memorandum of understanding or order to cease and desist with any federal or state governmental entity charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits which restricts materially the conduct of its business. The Bank was rated "Satisfactory" or better following its most recent Community Reinvestment Act examination by the regulatory

                                A-13


agency responsible for its supervision. Neither the Bank nor any of its Subsidiaries has received any notice of and none of such Persons has any Knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

     Section 4.13 Voting Requirements. The affirmative vote of the Holders of at least two-thirds of the total number of votes entitled to be cast by the Holders of the Company Common Stock outstanding as of the record date for the Company's shareholder meeting to approve this Agreement is the only vote of the Holders of any class or series of the Company's capital stock or other securities necessary to be received by the Company in order to approve this Agreement and the transactions contemplated by this Agreement.

     Section 4.14  Material Contracts.

     (a) Except as set forth in any of the Disclosure Schedule or the index of exhibits in the Company's Annual Report on Form 10-K for the years ended December 31, 1999, 1998 and 1997, except for this Agreement and the other Related Agreements, neither the Company nor any of its Subsidiaries is a party to or is bound by
(a) any agreement, arrangement, or commitment that is material to the financial condition, results of operations or business of the Company, except those entered into in the ordinary course of business; (b) any written (or oral, if material) agreement, arrangement, or commitment relating to the employment, including without limitation, employment as a consultant of any person or the election or retention in office or severance of any present or former director or officer of the Company or any of its Subsidiaries; (c) any contract, agreement, or understanding with any labor union; (d) any agreement by and among the Company or any Subsidiary of the Company; (e) any contract or agreement or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by the Company prior to the date hereof that has not been filed as an Exhibit to the Form 10-K filed by it for 1999; (f) any agreement, arrangement, or commitment (whether written or oral) which, upon the consummation of the transactions contemplated by this Agreement, will result in any payment (whether of severance pay or otherwise) becoming due from the Company or any of its Subsidiaries to any officer or employee thereof, (g) any agreement, arrangement or commitment (whether written or oral) which materially restricts the conduct of any line of business by the Company or any of its Subsidiaries, or (h) any agreement, arrangement or commitment (whether written or oral) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The Company has previously delivered to the Parent true and complete copies of all employment, severance, consulting and deferred compensation agreements which are in writing and to which the Company or any of its Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section, whether or not set forth in Section 4.14 of the Disclosure Schedule, is referred to herein as a "Company Contract."

          (b)  (i) Each Company Contract listed on the Disclosure
Schedule is legal, valid and binding upon the Company or Company Subsidiary, as the case may be, and in full force and effect,
(ii) the Company and each Company Subsidiary has in all material respects performed all obligations required to be performed by it to date under each such Company

                                A-14


Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of the Company or any Company Subsidiary under any such Company Contract other than any such default which would not have a Material Adverse Effect upon the Company.

     Section 4.15 Title to Property. The Company and each of its Subsidiaries has good and defensible title to all of its real properties and material assets, free and clear of all Liens, except liens for taxes not yet due and payable and except for properties leased or rented by the Company or any of its Subsidiaries. All leases, easements, licenses, rights of way, and other rights pursuant to which the Company or any of its Subsidiaries lease from others or otherwise have the right to use real or personal property (the "Company Real Property Rights"), are valid and effective in accordance with their respective terms, and there is not, under any of such leases, easements, licenses, and other rights, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default), other than a default which would not have a Material Adverse Effect upon the Company. Neither the Company nor any Subsidiary is a party or is subject to any Company Real Property Rights that is required to be described in or filed as an exhibit to any Company SEC Report that is not so described in or filed as required by the Securities Act or the Exchange Act, as the case may be. The Company has made available to Parent true and accurate copies of the Company Real Property Rights. All such Company Real Property Rights are valid and binding and are in full force and effect and enforceable against the Company or its Subsidiaries in accordance with their respective terms. No Consent of any person is needed in order that each such Company Real Property Rights shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement, and neither the Company nor any of its Subsidiaries is in violation or breach of or default under any such Company Real Property Rights; nor to the Company's knowledge is any other party to any such Company Real Property Rights in violation or breach of or default under any such Company Real Property Rights.

     Section 4.16 Intellectual Property.

          (a) The Company and its Subsidiaries, directly or indirectly, own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how and tangible or intangible proprietary information or material that are material to the business of the Company and its Subsidiaries (the "Company Intellectual Property Rights").

          (b) Either the Company or one of its Subsidiaries is the sole and exclusive owner of, or the exclusive or non-exclusive licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Company Intellectual Property Rights, and, in the case of the Company Intellectual Property Rights owned by the Company or one of its Subsidiaries, has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used. Except as described in the Disclosure Schedule, no claims with respect to the Company Intellectual Property Rights have been asserted or, to the Knowledge of the Company, are threatened by any person: (i) to the effect that the manufacture, sale, licensing,

                                A-15


or use of any of the services or products of the Company or any of its Subsidiaries as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by the Company or any of its Subsidiaries infringes on any copyright, patent, trade mark, service mark or trade secret of a third party, (ii) against the use by the Company or any of its Subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology or know-how and applications used in the business of the Company and any of its Subsidiaries as currently conducted or as proposed to be conducted, or (iii) challenging the ownership by the Company or any of its Subsidiaries or the validity of any of the Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company and the Subsidiaries are valid and subsisting, except to the extent any failure does not constitute a Company Material Adverse
Effect. To the Knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries. No Intellectual Property Right is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company or any Subsidiary. Neither the Company nor any of the Subsidiaries has entered into any agreement (other than exclusive distribution agreements) under which the Company or any of the Subsidiaries is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

          (c) Each of the Company and its Subsidiaries is in compliance with all material requirements and guidelines applicable to it as a provider of services using Information Technology and imposed by any Bank Regulator or the Federal Financial Institutions Examination Council ("FFIEC"), that require such Information Technology to be Year 2000 Compliant (such deadlines, material requirements and guidelines, as they may be in effect from time to time, being referred to in this Agreement as the "Year 2000 Regulatory Requirements") and it has not received any written notice or oral notice from a Regulatory Authority to one of its officers or senior executive employees with respect to any adverse action against it relating to Year 2000 Compliance. The Company and its Subsidiaries have previously made available to Parent copies of all Year 2000 Readiness Statements and other statements that the Company or any of its Subsidiaries has provided, and currently provides, to customers, vendors and Regulatory Authorities. As used in this Agreement, "Year 2000 Ready" shall mean that Information Technology is designed to be used prior to, during and after the calendar year 2000 A.D. and such Information Technology will accurately receive, provide and process date/time data (including, without limitation, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries A.D., and leap year calculations and will not malfunction, cease to function or provide invalid or incorrect results as a result of date/time data (including, without limitation, to the extent that other Information Technology used in combination with such Information Technology properly exchanges date/time data with it).

     Section 4.17  Interested Party Transactions.   Since
December 31, 1999, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Except as set forth in Schedule 4.17 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of the Company or any Company Affiliate. All such transactions (a) were made in the ordinary course of business, (b) were made

                                A-16


on substantially the same terms, including interest rates andc ollateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of the Company or any Company Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither the Company nor any Company Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by the Company is inappropriate.

     Section 4.18 Undisclosed Liabilities. Except (i) as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (or in any subsequently filed Company SEC Reports), and (ii) liabilities incurred subsequent to September 30, 2000 in the ordinary course of business or in connection with this Agreement, neither the Company nor any of its Subsidiaries has any liabilities or any obligations of any nature whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on the consolidated statement of financial condition of the Company and its Subsidiaries (including the notes thereto). No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Company's best Knowledge, threatened, nor has any such Governmental Entity indicated an intention to conduct any such investigation or review.

     Section 4.19  Environmental Matters.

          (a) Except as set forth in the Disclosure Schedule, each of the Company and its Subsidiaries and, to the best Knowledge of the Company, the Loan Properties (each as hereinafter defined), are, and have been, in compliance with all applicable environmental laws and with all rules, regulations, standards and requirements of the United States Environmental Protection Agency (the "EPA") and of state and local agencies with jurisdiction over pollution or protection of the environment, except in each case as have not been or would not be material.

          (b) There is no suit, claim, action or proceeding pending or, to the best Knowledge of the Company threatened, before any Governmental Authority or other forum in which the Company or any of its Subsidiaries has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance )including by any predecessor), with any environmental law, rule, regulation, standard or requirement or
(ii) relating to the release into or presence in the Environment (as hereinafter defined) or any Hazardous Materials (as hereinafter defined) or Oil (as hereinafter defined) occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries except in each case as has not been or would not be material.

          (c) To the best Knowledge of the Company, there is no suit, claim, action or proceeding pending or threatened, before any Governmental Authority or other forum in which any Loan Property has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any environmental law, rule, regulation, standard or requirement of (ii) relating to the release into or presence in the Environment of any Hazardous

                                A-17


Material or Oil whether or not occurring at or on a site owned, leased or operated as a Loan Property, except in each case as have not been or would not be material.

          (d) Except as set forth in Section 4.19 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries, nor to their best Knowledge, any Loan Property, has received any written notice indicating that there is a possibility that a suit, claim, action or proceeding as described in subsection (b) or (c) of this Section 4.19 could be initiated except in each case as has not been or would not be material. No facts or circumstances have come to the Company's attention which have caused it to believe that a material suit claim action or proceeding as described in subsection (b) or (c) of this Section
4.19 could reasonably be expected to occur.

          (e) During the period of (i) the Company's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (ii) the Company's or any of its Subsidiaries' holding of a security interest in a Loan Property, to the best Knowledge of the Company, there has been no release or presence of Hazardous Material or Oil in, on, under or affecting such property or Loan Property, except where such release or presence is not or would not, either individually or in the aggregate, be material. To the best Knowledge of the Company, prior to the period of (x) the Company's or any of its Subsidiaries' ownership or operation of any of their respective current properties or any previously owned or operated properties, or (y) the Company's or any of its Subsidiaries' holding of a security interest in a Loan Property, there was no release or presence of Hazardous Material or Oil in, on, under or affecting any such property or Loan Property, except where such release or presence is not or would not, either individually or in the aggregate, be material.

          (f) Neither the Company nor any of its Subsidiaries is an owner or operator of any Loan Property and there are no Participation Facilities.

          (g) The following definitions apply for purposes of this Section 4.19: (i) "Loan Property" means any property in which the Company or any of its Subsidiaries holds a security interest, and, where required by the context (as a result of foreclosure), said term means the owner or operator of such property; (ii) "Participation Facility" means any facility in which the Company or any of its Subsidiaries participates or has participated in the management and, where required by the context, said term means the owner or operator of such property;
(iii) "Hazardous Material" means any pollutant, contaminant, or hazardous substance or hazardous material as defined in or pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 et seq., or any other federal, state, or local environmental law, regulation, or requirement; (iv) "Oil" means oil or petroleum of any kind or origin or in any form, as defined in or pursuant to the Federal Clean Water Act, 33 U.S.C. 1251 et seq., or any other federal, state, or local environmental law, regulation, or requirement; and (v) "Environment" means any soil, surface waters, groundwaters, stream sediments, surface or subsurface strata, and ambient air, and any other environmental medium.

     Section 4.20 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or any of their properties which has had or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its

                                A-18


Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted by the Company.

     Section 4.21 Certain Business Practices. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, or employee of the Company or any of its Subsidiaries, has in any material respect (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of
Section 1128B(b) of the Social Security Act, as amended, or
(iv) made any other similar unlawful payment.

     Section 4.22 Brokers. Except for CIBC World Markets, no broker or finder is entitled to any broker's or finder's fee in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     Section 4.23 Board Approval. The Board of Directors of the Company by resolutions duly adopted by required vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Company Board Approval"), has duly (i) subject to Section 7.7 hereof, determined that this Agreement and the Merger are fair to and in the best interests of the Company and its shareholders, (ii) approved this Agreement and the Merger and (iii) subject to Section 7.7 hereof, recommended that the shareholders of the Company adopt this Agreement and approve the Merger and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the Company's shareholders at the Shareholders Meeting. The Company Board Approval constitutes approval of this Agreement and the Merger for purposes of Section 907 of the New York Business Corporation Law and no state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

     Section 4.24 Opinions of the Company's Financial Advisor and Attorneys, and Accountant's Comfort Letter. The Company has received the opinion of the Company's Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the Company and its shareholders, a copy of which opinion has been made available to Parent.

     Section 4.25 Deposits. None of the deposits of the Company or any Company Subsidiary is a "brokered" deposit as defined in 12 U.S. Code Section 1831f(g).

     Section 4.26 Regulation O. Except as otherwise disclosed in writing to the Parent on or prior to the date hereof, the Company and its Subsidiaries have made no loan which is subject to Regulation O promulgated by the Board of Governors of the Federal Reserve System.

     Section 4.27  Loan Portfolio.

          (a) With respect to each loan owned by the Company or the Bank in whole or in part (each, a "Loan"), to the best
Knowledge of the Company and the Bank:

                                A-19


          (i) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

          (ii) neither the Company nor the Bank, nor any prior Holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, cancelled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

          (iii) the Company, the Bank or another Company Subsidiary is the sole Holder of legal and beneficial title to each Loan (or the Company's applicable participation interest, as applicable), except as otherwise referenced on the books and records of the Company;

          (iv) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, cancelled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

          (v) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan, except as otherwise referenced on the books and records of the Company and its Subsidiaries;

          (vi) there is no litigation or proceeding pending or threatened relating to the property that serves as security for a Loan that would reasonably be expected to have a Material Adverse Effect upon the borrower or guarantor of the related Loan, or upon the loan itself, except as otherwise disclosed by documents in the applicable Loan file; and

          (vii) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable, except as otherwise disclosed by documents in the applicable Loan file.

          (b) The allowance for possible loan and lease losses reflected in the Company's audited statement of condition at December 31, 1999 and unaudited September 30, 2000 financial statements was, and the allowance for possible losses shown on the balance sheets in the Company's Securities Documents for periods ending after September 30, 2000 have been and will be, adequate, as of the dates thereof, under GAAP.

          (c) The Disclosure Schedule 4.27 sets forth by category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of the Company and the Company Subsidiaries that have been classified (whether regulatory or internal) as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import as of September 30, 2000. The other real estate owned ("OREO") included in any non-performing assets of the Company or any of the Company Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on

                                A-20


current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

     Section 4.28 Administration of Fiduciary Accounts. Each of the Company and its Subsidiaries has properly administered in all material respects all accounts for which it acts as a fiduciary, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable law. The accountings for each such fiduciary account are true and correct in all material respects and accurately reflects the assets of such fiduciary account.

     Section 4.29 Insurance. Section 4.29 of the Disclosure Schedule sets forth a summary of all material policies of insurance of the Company and its Subsidiaries currently in effect, which summary is accurate and complete in all material respects. All of the policies relating to insurance maintained by the Company or any of its Subsidiaries with respect to its material properties and the conduct of its business in any material respect (or any comparable policies entered into as a replacement therefor) are in full force and effect and, neither the Company nor any of its Subsidiaries has received any notice of cancellation with respect thereto and there have been no lapses of coverage. All property and casualty insurance policies are written on an occurrence basis. Except as set forth in
Section 4.29 of the Disclosure Schedule, all life insurance policies on the lives of any of the current and former officers and directors of the Company or any of its Subsidiaries which are maintained by the Company or any such Subsidiary which are otherwise included as assets on the books of the Company or such Subsidiary (i) are, or will at the Effective Time be, owned by the Company or such Subsidiary, as the case may be, free and clear of any claims thereon by the officers or members of their families, except with respect to the death benefits thereunder, as to which the Company or such Subsidiary agree that there will not be an amendment prior to the Effective Time without the consent of the Parent, and (ii) are accounted for properly as assets on the books of the Company or such Subsidiary in accordance with GAAP in all material respects.

     Section 4.30 Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in any exhibit, list, certificate, document or schedule delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statement contained therein in light of the circumstances under which they were made not misleading.

                            ARTICLE V

 Representations and Warranties of Parent and Merger Subsidiary

     Parent and Merger Subsidiary jointly and severally represent and warrant to the Company that, except as disclosed in the Parent Disclosure Schedule which has been delivered to the Company prior to the execution of this Agreement (the "Parent
Disclosure Schedule"):

     Section 5.1 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Merger

                                A-21


Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

     Section 5.2  Ownership of Merger Subsidiary.  Merger
Subsidiary is a direct wholly-owned subsidiary of Parent.

     Section 5.3 Authority Relative to Agreement. Each of Parent and Merger Subsidiary has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent and Merger Subsidiary have been duly and validly authorized and approved by the respective Boards of Directors of Parent and Merger Subsidiary and by Parent as the sole stockholder of Merger Subsidiary and no other corporate proceedings on the part of Parent or Merger Subsidiary are necessary to authorize and approve this Agreement or to consummate the transactions contemplated hereby. The Parent has no reason to believe that (i) any required Consents or approvals will not be received, or that (ii) any public body or authority, including the United States Environmental Protection Agency or the New York State Department of Environmental Conservation the consent or approval of which is not required or any filing which is not required, will object to the completion of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Subsidiary, and assuming the due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of Parent and Merger Subsidiary enforceable against each of them in accordance with its terms except as such enforceability may be limited by general principles of equity or principles applicable to creditors' rights generally.

     Section 5.4  No Conflicts; Required Filings and Consents.

          (a) None of the execution and delivery of this Agreement by Parent or Merger Subsidiary, the consummation by Parent or Merger Subsidiary of the transactions contemplated hereby or compliance by Parent or Merger Subsidiary with any of the provisions hereof will (i) conflict with or violate the Certificate of Incorporation or By-laws of Parent or Merger Subsidiary, (ii) subject to receipt or filing of the required Consents (as defined herein) referred to in Section 5.4(b), conflict with or violate any statute, ordinance, rule, regulation, order, judgment or decree applicable to Parent or Merger Subsidiary, or by which either of them or any of their respective properties or assets may be bound or affected, or
(iii) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, charge, security interest, pledge, or encumbrance of any kind or nature (any of the foregoing being a "Lien") on any of the property or assets of Parent or Merger Subsidiary (any of the foregoing referred to in clause (ii) or this clause (iii) being a "Violation") pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Subsidiary is a party or by which Parent or Merger Subsidiary or any of their respective properties may be bound or affected.

          (b) None of the execution and delivery of this Agreement by Parent or Merger Subsidiary, the consummation by Parent or Merger Subsidiary of the transactions contemplated

                                A-22


hereby or compliance by Parent or Merger Subsidiary with any of the provisions hereof will require any consent, waiver, license, approval, authorization, order or permit of, or registration or filing with or notification to any government or subdivision thereof, domestic, foreign, multinational or supranational or any administrative, governmental or regulatory authority, agency, commission, court, tribunal or body, domestic, foreign, multinational or supranational (a "Governmental Entity"), except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of the certificate of merger under New York Law, (iii) certain state takeover, securities and "blue sky" statutes, and (iv) the obtaining of regulatory approvals as set forth in Disclosure Schedule 5.4 (any of the foregoing being a "Consent").

     Section 5.5 Brokers. Other than Keefe, Bruyette & Woods, Inc. no broker or finder is entitled to any broker's or finder's fee in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Subsidiary.

     Section 5.6 Ability to Pay Merger Consideration. Parent will have available to it as of the Effective Time sufficient cash to pay the aggregate Merger Consideration to shareholders of the Company as set forth in Section 3.1.

     Section 5.7 Absence of Certain Changes or Events. There has not been any material adverse change in the business, operations, prospects, assets or financial condition of Parent since June 30, 2000 and to the best Knowledge of the Parent, no fact or condition exists which Parent believes will cause such a material adverse change in the future.

     Section 5.8 Legal Proceedings. Neither Parent nor the Merger Subsidiary is a party to any, and there are no pending, or to the best Knowledge of Parent and the Merger Subsidiary, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Parent or Merger Subsidiary, except such proceedings, claims actions or governmental investigations which in the good faith judgment of Parent and Merger Subsidiary will not have a Material Adverse Effect on the business, operations, assets or financial condition of Parent and Merger Subsidiary. Neither Parent nor the Merger Subsidiary is a party to any order, judgment or decree which materially adversely affects the business, operations, assets or financial condition of Parent and Merger Subsidiary.

     Section 5.9 Disclosure. No representation or warranty by the Parent or Merger Subsidiary in this Agreement, no information provided by Parent in writing for inclusion in the Company Proxy Statement and no statement contained in any exhibit, list, certificate, document or schedule delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statement contained therein in light of the circumstances under which they were made not misleading.



                                A-23


                             ARTICLE VI

             Conduct of Business Pending the Merger

     Section 6.1  Conduct of the Business Pending the Merger

          (a) From and after the date hereof, prior to the Effective Time, except as contemplated by this Agreement or unless Parent shall otherwise agree in writing, the Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and to use reasonable efforts to conduct their business in a manner consistent with the budgets and plans heretofore made available to Parent, and shall, and shall cause its Subsidiaries to, use best efforts to preserve intact their present business organizations, keep available the services of their employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and on-going businesses shall not be impaired in any material respect at the Effective Time and shall take no action which would materially adversely affect or materially delay the ability of the Company to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Parent Option. Unless Parent shall otherwise agree in writing, prior to the Effective Time, the Company shall not and shall not permit its Subsidiaries to allow any representation or warranty of the Company to become inaccurate or:

          (i) declare, set aside, or pay any dividends on, or make any other distributions in respect of, any of its capital stock in excess of current regular $.30 quarterly dividend amounts declared and payable per past practice, other than dividends and distributions by any Subsidiary to its parent(s) [or the dividend on REIT preferred stock] required to be paid by its terms, split, combine or reclassify any of its capital stock or, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or except as permitted by clause (ii) below, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other equity securities thereof or any rights, warrants, or options to acquire any such shares or other securities other than purchases, redemptions or acquisitions of equity securities of Subsidiaries of the Company or rights, warrants or options to acquire such securities;

          (ii) other than in connection with the Lockup Option, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities of the Company or any securities convertible into, or any rights, warrants or options to acquire, any such shares or voting securities;

          (iii) amend its Certificate of Incorporation, By-laws or other comparable organizational documents of any of its Subsidiaries;

          (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any

                                A-24


          business or any corporation, partnership, joint venture, association or other business organization or division thereof, or any assets that are material, individually or in the aggregate, to the Company and its Subsidiaries;

          (v) subject to a Lien or sell, lease or otherwise dispose of any of its material properties or assets except in the ordinary course of business;

          (vi) incur any indebtedness for borrowed money or any non-deposit liability or guarantee any such indebtedness of another person, issue or sell any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person or enter into any "keep well" or other agreement to maintain any financial condition of another person, except, in any such case, for borrowings or other transactions incurred in the ordinary course of business including to repay existing indebtedness pursuant to the terms thereof, or except in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect Subsidiary of the Company or settle or compromise any material claims or litigation;

          (vii) except for commitments issued prior to the date of this Agreement, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $250,000 in the aggregate, or increase, compromise, extend, renew or modify (for not more than one year) any existing loan or commitment outstanding in excess of $500,000, and provide to Parent for its review in advance of any proposed approvals by the Bank any real estate secured loans in excess of $500,000 and any unsecured loans in excess of $75,000.

          (viii) enter into, renew, extend or modify any other transaction with any Affiliate;

          (ix) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

          (x) make any change in policies with regard to the extension of credit, the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or in GAAP or by applicable regulatory authorities or enter into any new areas of lending, new loan categories or loan types, or open new loan origination offices;

          (xi) sell any OREO or loan (other than loans secured by one- to four-family real estate) and OREO properties which generate no book loss);

          (xii) authorize any of, or commit or agree to take any of, the foregoing actions;

                                A-25


          (xiii) recruit, hire or contract with any new personnel, at either the Company or the Bank level, except with respect to non-officer positions, in which case Parent will be provided a copy of the job posting in advance of internal posting or publication; or

          (xiv) authorize or permit any employee salary or benefit increases in excess of 10% of an employee's level of salary or benefits existing at September 30, 2000, provided, however, that the Bank may pay bonuses to its senior executive officers in 2000 as provided in
          Schedule 6.1(a)(xiv).

For purposes of this Section 6.1, it shall not be considered in the ordinary course of business for the Company or any of its Subsidiaries to do any of the following: (i) make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $100,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, sales of previously purchased government guaranteed loans, or transactions in the investment securities portfolio by the Company or any of its Subsidiaries or repurchase agreements made, in each case, in the ordinary course of business; or
(ii) undertake or enter any lease, contract, capital expenditure or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by the Company or any of its Subsidiaries of more than $50,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof.

          (b)  Compliance with Regulatory Directives.  The
Company and its Board shall comply in all respects with the directives and corrective action set forth in the Matters
Requiring Board Attention ("MRBA") section of the most recent OCC
Report of Examination presented to the Board.

          (c) Advice of Changes. The Company shall promptly provide the Parent copies of all filings made by the Company with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby. The Company shall, before settling or compromising any income tax liability of the Company or any of its Subsidiaries, consult with Parent and its advisors as to the positions and elections that will be taken or made with respect to such matter.

     6.2 System Conversions. From and after the date hereof, the Parent and the Company shall meet on a regular basis to discuss and plan for the conversion of the Company's and its Subsidiaries' data processing and related electronic informational systems to those used by the Parent and its Subsidiaries, which planning shall include, but not be limited to, discussion of the possible termination by the Company of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by the Company or any of its Subsidiaries in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that the Company shall not be obligated to take any such action prior to the Effective Time and provided further that no conversion shall take place prior to the Effective

                                A-26


Time. In the event that the Company or any of its Subsidiaries takes, at the request of the Parent, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees, expenses or charges, the Parent shall indemnify the Company and its Subsidiaries for any such fees, expenses and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated in accordance with the terms of this Agreement.

                           ARTICLE VII

                      Additional Agreements

     Section 7.1 Access to Information. From the date hereof through the Effective Time, the Company and its Subsidiaries shall afford to Parent and Parent's accountants, counsel and other representatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to Parent (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. Neither the Company or any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will advise each other in writing if, and make approximate substitute disclosure arrangement under circumstances in which, the restrictions of the preceding sentence apply. Furthermore, notwithstanding anything to the contrary herein, the Company shall not be required to provide Parent with any information regarding a Takeover Proposal (as hereinafter defined) except as required by Section 7.7 hereof. Parent shall hold, and shall cause its employees, agents and representatives to hold, in confidence all "Confidential Information" in accordance with the terms of the Confidentiality Agreement dated October 6, 2000 between Parent and the Company, which shall remain in full force and effect in accordance with the terms thereof, including, without limitation, in the event of termination of this Agreement. No investigation pursuant to this
Section 7.1 shall limit any representation or warranty of the Company.

     Section 7.2 Shareholders' Meeting. The Company shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and By-laws, to convene the Company Special Meeting as promptly as reasonably practicable after the date on which the SEC clears the definitive Proxy Statement for the purpose of considering and taking action upon the Merger and this Agreement.

     Section 7.3 Public Announcements. On or before the Closing Date, Parent and the Company shall not (nor shall they permit any of their respective Affiliates to), without prior consultation with the other party and such other party's review of and consent to any public announcement concerning the transactions contemplated by this Agreement, issue any press release or make any public announcement with respect to such Transactions except such disclosures as may be required by law. During such period, Parent and the Company shall, to the extent practicable, allow the other party reasonable time to review and comment on such release

                                A-27


or announcement in advance of its issuance and use reasonable efforts in good faith to reflect the reasonable and good faith comments of such other party, provided, however, no party shall be prevented from making any disclosure required by law at the time so required. The parties intend that the initial announcement of the terms of the Merger shall be made by joint press release of Parent and the Company.

     Section 7.4  Undertakings by the Company

          (a) The Company shall provide Parent, within ten (10) days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual,
(iii) real estate owned, (iv) all loans ninety (90) days or more past due as of the end of such month and (v) impaired loans);

          (b) On or before the Effective Time, and at the request of Parent, the Company shall establish, consistent with GAAP, such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of the Company to those of Parent (as such practices and methods are to be applied to the Company from and after the Closing Date) and Parent's plans with respect to the conduct of the business of the Company following the Merger and otherwise to reflect Merger-related expenses and costs incurred by the Company, provided, however, that the Company shall not be required to take such action (i) more than two (2) business days prior to the Closing Date and
(ii) unless Parent agrees in writing that all conditions to closing set forth in Section 8.3 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by Parent of the writing referred to in the preceding clause, the Company shall provide Parent a written statement, certified without personal liability by the chief executive officer of the Company and dated the date of such writing, that the representation made in Sections 4.27(a) and (b) hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by the Company or any of its Subsidiaries pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 9.1 hereof. No action shall be required to be taken by the Company pursuant to this Section 7.4 if, in the opinion of the Company's independent auditors, such action would contravene GAAP.

     Section 7.5  Efforts; Consents.

          (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the Merger and to cooperate with each other in connection with the foregoing. Without limiting the generality of the foregoing, each of the Company, Merger Subsidiary and Parent shall make or cause to be made all required filings with or applications to Regulatory Authorities (including under the Exchange Act, the Federal

                                A-28


Reserve Act, and the National Bank Act, and, with respect to BNC Financial Services (if required), the New York Insurance
Law, and use its best efforts to (i) obtain all necessary consents of all Regulatory Authorities and other third parties, necessary for the parties to consummate the transactions contemplated hereby, (ii) oppose, lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (iii) fulfill all conditions to this Agreement.

          (b) Without limiting the foregoing, the Company and Parent shall cooperate in promptly preparing and filing as soon as practicable, all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental and Regulatory Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Authorities. The Parent and the Company shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Parent or the Company, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental or Regulatory Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental or Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

          (c) The Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Company Proxy Statement or any other statement, filing, notice or application made by or on behalf of the Parent or the Company or any of their respective Subsidiaries to any Governmental Entity or Regulatory Authority in connection with the Merger and the other transactions contemplated by this Agreement.

          (d) The Parent and the Company shall promptly advise and inform each other upon receiving (and the Parent shall so advise with respect to communications received by any Affiliate of the Parent) any communication, written or oral, from any Governmental or Regulatory Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement. To the extent that any such communication is in writing, the receiving party shall furnish a copy to the other party.

     Section 7.6 Notice of Breaches. The Company shall give prompt notice to Parent, and Parent or Merger Subsidiary shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement which has become untrue or inaccurate in any material respect, or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition, or agreement to be complied with or satisfied by it under this Agreement;

                                A-29


provided, however, that such notification shall not excuse or otherwise affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     Section 7.7  Acquisition Proposals.

          (a) The Company shall, and shall direct and cause its officers, directors, employees, representatives and agents to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal (as hereinafter defined). The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly: (i) solicit, initiate or encourage, including by way of furnishing information, or take any other action designed or reasonably likely to facilitate, including, without limitation, any adoption of any rights or similar plan, the grant of any option or proxy or otherwise except to Parent, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal or
(ii) subject to paragraph (b) of this Section 7.7, provide any information or data to any third party in connection with any Takeover Proposal or participate in any discussions or negotiations regarding any Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer or director of the Company or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant, or other representative of the Company or any of its Subsidiaries, whether or not acting on behalf of the Company or any of its Subsidiaries, shall be deemed to be a breach of this Section 7.7 by the Company. "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 15% or more of the assets of the Company and its Subsidiaries or 15% or more of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries, any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries (other than the transactions contemplated by this Agreement) or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to diminish materially the benefits to Parent of the transactions contemplated by this Agreement.

          (b) Except as set forth in this Section 7.7, neither the Board of Directors of the Company nor any committee thereof shall: (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, or take any action not explicitly permitted by this Agreement that would be inconsistent with, the approval or recommendation by such Board of Directors or such committee of the Company Proposal, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, (iii) provide any information or data to any third party in connection with a Takeover Proposal or participate in any discussions or negotiations regarding any Takeover Proposal or (iv) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the Effective Time the Board of Directors of the Company determines in

                                A-30

good faith, upon advice from outside counsel, that it is necessary to do so in order to comply with their fiduciary duties under applicable law, the Board of Directors of the Company may (subject to this and the following sentences): (x) withdraw or modify its approval or recommendation of the Company Proposal, or (y) approve or recommend a Superior Proposal (as defined below) or terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into any Acquisition Agreement with respect to any Superior Proposal), but in each of the cases set forth in this clause (y), only at a time that is after the fifth
(5th) day following Parent's receipt of written notice advising
Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the voting power of the shares of the Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of CIBC World
Markets, or another financial advisor mutually acceptable to the Company and Parent) to be materially more favorable to the Company's shareholders than the Merger and for which third-party financing, to the extent required, is then firmly committed.

          (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 7.7, the Company shall promptly (but in any event within forty-eight hours of receipt) advise Parent orally and in writing of any request by any person for information about the Company or of any Takeover Proposal, the material terms and conditions of such request or the Takeover Proposal and the identity of the person making such request or the Takeover Proposal. The Company shall keep Parent fully and promptly informed of the status and details (including amendments or proposed amendments) of any request by any person for information about the Company or of any Takeover Proposal.

          (d) Nothing contained in this Section 7.7 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Securities Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with applicable law; provided, however, neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 7.7(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the Company Proposal or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.

     Section 7.8 Related Agreements. Simultaneously with the execution and delivery of this Agreement, or as otherwise provided below, and as material consideration for the execution and delivery of this Agreement by Parent and Merger Subsidiary, the following Persons are executing and delivering the agreements (collectively, the "Related Agreements"):

          (a) Each of the executive officers and the other Persons listed on Schedule 7.8(a) to this Agreement is entering into a shareholders' voting and proxy agreement (the "Shareholders' Agreement") pursuant to which such Persons agree to vote the shares of the Company Common Stock owned by them in favor of the Merger and this Agreement at the

                                A-31


Company Special Meeting and provide the proxies named therein with such Person's irrevocable proxy with respect to such vote.

          (b) As of the date hereof, the Company is entering into the Lockup Option, in the form of Exhibit A, with the Parent pursuant to which the Company grants to Parent the option to purchase 196,000 shares of Company Common Stock for an exercise price per share of $37.00, exercisable on the terms and conditions described therein.

     Section 7.9 Advice of Changes. The Parent and the Company shall each promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 7.10 Update of Disclosure Schedules. From time to time prior to the Effective Time, the Company will promptly supplement or amend the Disclosure Schedule to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or which is necessary to correct any information on the Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to the Disclosure Schedule nor any investigation by the Parent, before or after execution of this Agreement, shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 8.3 hereof or compliance by the Company with the covenants set forth in Articles VI and VII hereof.

     Section 7.11 Indemnification. (a) From and after the Effective Time through the third anniversary of the Effective Time, Parent shall indemnify and hold harmless each present and former director, officer and employee of the Company and Bath and its Subsidiaries determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time to the extent covered by directors and officers insurance maintained by the Company (collectively, "Claims"), to the fullest extent to which such Indemnified Parties would be entitled under New York law, the Certificate of Incorporation and By-laws of the Company or Bath as in effect on the date hereof.

     Any Indemnified Party wishing to claim indemnification under this Section 7.11(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Party if such failure does not materially prejudice Parent. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Parent elects not to assume such defense or counsel for the Indemnified Parties advises

                                A-32


that there are issues which raise conflicts of interest between Parent and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to Parent and Parent shall pay, promptly as statements therefore are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel of such Indemnified Parties would present such counsel with a conflict of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter, and
(iii) Parent shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld.

     In the event that Parent or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this
Section 7.11, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each of the Indemnified Parties.

     (b) From and after the Effective Time, Parent shall maintain a directors' and officers' liability insurance policy covering the Indemnified Parties Costs in connection with any Claims for a period of not less than three (3) years after the Effective Time at annual premiums no greater than 150% of the annual premium of the directors' and officers' liability insurance maintained by the Company and Bath as of the date hereof.

     Section 7.12  Certain Post-Merger Agreements.

     The parties hereto agree to the following arrangements following the Effective Time:

     (a) Directors and Officers of the Bank. Immediately following the Effective Time, Douglas L. McCabe shall serve as President of the Bank. As of the Effective Time, Mr. McCabe shall enter into an employment agreement with the Bank substantially in the form of Schedule 7.12(a)(i) hereto. As of the Effective Time, the Bank and Edward C. Galpin shall enter into a Consulting and Non-Compete Agreement substantially in the form of Schedule 7.12(a)(ii) hereto. As of the Effective Time, Parent and the Bank shall take all necessary and appropriate steps so that the Board of Directors of the Bank shall consist of not more than 12 persons and shall include as members Edward C. Galpin, Douglas L. McCabe and five other current directors of the Bank as shall be mutually agreed upon by Parent and the Company.

     (b) Severance and Change in Control Agreements. Any officer of the Bank who has a severance or change in control agreement with The Bank (each a "Contract Officer") which is disclosed on Schedule 7.12(b)(i) shall receive as of the Effective Time, the severance or termination payments provided for in their respective agreements ("Contract Payments") and as described and quantified in reasonable detail on Schedule 7.12(b)(i), provided that in the case of Mr. McCabe and Mr. Galpin, the severance payment shall be reduced as described in Schedule 7.12(b)(i) and Exhibits 1 and 2 to Schedule 7.12(b)(ii). As a condition to receiving their Contract Payments, each Contract Officer shall sign and deliver to Parent a release agreement in the form set forth in the Exhibits to Schedule 7.12(b)(ii).

                                A-33


     (c) Employee Benefit Plans. After the Effective Time, Parent or the Bank may take whatever action they deem appropriate with respect to the Company Benefit Plans provided that benefits provided to current employees of the Bank or any of its Subsidiaries who continue to be employees after the Effective Time ("Continuing Employees") shall, in the aggregate be substantially similar to those offered under the current Company Benefit Plans or to benefits offered to employees of Parent generally. Service to the Bank by a Continuing Employee prior to the Effective Time shall be recognized as service to Parent for purposes of eligibility to participate under the sick leave policies, paid vacation policies, and medical, long-term disability and life insurance plans of Parent if Continuing Employees participate in such plans of Parent. Parent agrees that any pre-existing condition, limitation or exclusion in its medical, long-term disability and life insurance plans shall not apply to Continuing Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by the Bank on the Effective Time and who then change coverage to the medical or hospitalization indemnity health plan of Parent at the time such Continuing Employees are first given the option to enroll. The parties agree that, as of the Effective Time, Mr. McCabe shall be awarded options to acquire 37,000 shares of Parent Common Stock pursuant to the terms and conditions of Parent's Stock Option Plan. Parent and the Company agree that on or prior to the Effective time, the Bank may amend its Medical Benefits Retirement Plan as described in
          Schedule 7.12(c).

                          ARTICLE VIII

                      Conditions Precedent

     Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the Holders of the Company Common Stock;

          (b) All necessary regulatory, governmental or third-party approvals, waivers, clearances, authorizations and Consents (including, without limitation, from the OCC) required to consummate the transactions contemplated hereby shall have been obtained, all conditions required to be satisfied prior to the Effective Time by the term of such approvals and consents shall have been satisfied, any applicable waiting periods shall have expired or been terminated and any other Consents from Regulatory Authorities and other third parties which in any case are required to be received prior to the Effective Time with respect to the transactions contemplated hereby shall have been received; and

          (c) The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction; provided, however, that the parties shall use their best efforts to cause any such order, judgment, decree, injunction or ruling to be vacated or lifted.

                                A-34


     Section 8.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional conditions, unless waived by the Company, that:

          (a) The representations and warranties of Parent and Merger Subsidiary contained in this Agreement shall be true in all material respects when made and at and as of the Effective Time as if made at and as of such time, and the Company shall have received a certificate of an authorized officer of Parent and Merger Subsidiary to that effect.

          (b) Parent and Merger Subsidiary shall have performed or complied in all material respects with all agreements and covenants required to be performed by each of them under this Agreement at or prior to the Effective Time and the Company shall have received a certificate of the President of Parent and Merger Subsidiary, without personal liability to that officer, to that effect.

          (c) The Company shall be in receipt of an opinion of counsel from Nixon Peabody LLP, in the form of Exhibit B hereto.

     Section 8.3 Conditions to Obligations of Parent and Merger Subsidiary to Effect the Merger. The obligations of Parent and Merger Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by Parent:

          (a) The representations and warranties of the Company contained in this Agreement shall be true in all material respects when made and at and as of the Effective Time as if made at and as of such time, and Parent and Merger Subsidiary shall have received a certificate of an authorized officer of the Company, without personal liability to that officer, to that effect.

          (b) The Company shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Effective Time and Parent and Merger Subsidiary shall have received a certificate of the President of the Company, without personal liability to that officer, to such effect.

          (c) Absence of Material Adverse Changes. There shall not have occurred any change in the business, assets, financial condition or results of operations of the Company or any of its Subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

          (d) Parent shall be in receipt of an agreed upon procedures letter from Urbach, Kahn & Werlin, P.C., in a form reasonably satisfactory to the Parent and its counsel providing its review in accordance with Statements on Auditing Standards ("SAS") No. 71, on the Company's unaudited financial statements for the first three quarters of 2000 and the first and (provided that the Closing Date is a date subsequent to June 30, 2001) second quarters of 2001.

          (e) Parent shall be in receipt of an opinion of counsel from Elias, Matz, Tiernan and Herrick, L.L.P. in the form of Exhibit C hereto.

                                A-35


          (f) At or prior to the Effective Time, Company and Bank shall deliver to Parent evidence satisfactory to Parent of the resignations of those directors and officers of Company and Bank that are requested by Parent, such resignations to be effective at the Effective Time. Such resignations shall not affect any rights of those directors and officers to receive contracted-for severance benefits to which they would otherwise be entitled.

          (g) The Related Agreements have been executed and delivered by the respective parties thereto and continue in full force and effect.

          (h) Parent and Merger Subsidiary shall have performed or complied in all material respects with all agreements and covenants required to be performed by each of them under this Agreement at or prior to the Effective Time and the Company shall have received a certificate of the President of Parent and Merger Subsidiary to that effect.

                           ARTICLE IX

                Termination, Amendment and Waiver

     Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company:

          (a) by mutual written consent of Parent and the Company;

          (b) by the Company, upon a material breach of this Agreement on the part of Parent or Merger Subsidiary which has not been cured within 30 days of written notice of such breach and which would have a Material Adverse Effect on the Company or would materially impair the parties' abilities to consummate the transactions contemplated hereby;

          (c) by Parent, upon a material breach of this Agreement on the part of the Company which has not been cured within 30 days of written notice of such breach and which would have a Material Adverse Effect on the Parent or would materially impair the parties' abilities to consummate the transaction contemplated hereby;

          (d) by Parent or the Company if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling, after reasonable efforts on the part of Parent and the Company to resist, resolve or lift, which permanently restrains, enjoins or otherwise prohibits the Merger and such order, judgment, decree, injunction or ruling shall have become final and nonappealable;

          (e) by either Parent or the Company if the Merger shall not have been consummated on or before June 30, 2001 (the "Upset Date") provided the terminating party is not otherwise in material breach of its representations, warranties or obligations under this Agreement;

          (f) by either Parent or the Company upon written notice to the other party 45 days after the date on which any Application for regulatory approval shall have been denied or withdrawn at the request or recommendation of the Regulatory Authority which must grant such regulatory approval, unless within the 45-day period following such denial or withdrawal a

                                A-36


petition for rehearing or an amended Application has been filed with the applicable Regulatory Authority, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(f) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

          (g) by either Parent or the Company if there has been no Superior Proposal prior to the Company Special Meeting and the Company Special Meeting (including as it may be adjourned from time to time) shall have concluded without the Company having obtained the required shareholder approval of this Agreement and the transactions contemplated hereby; or

          (h) by the Company if it receives a Superior Proposal and the Company's Board of Directors determines that it would be in accordance with their fiduciary duties, based upon the advice of its outside legal counsel, to accept the third party proposal; provided, however, that in such event the Company shall not be permitted to terminate this Agreement pursuant to this Section 9.1(h), (i) prior to the Special Meeting and (ii) after the Company Special Meeting unless it has complied with the provisions of Section 7.7. Notwithstanding any termination of this Agreement, the exercise by Parent of its rights under the Lockup Option shall be governed by the terms of such Lockup Option.

     Section 9.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of any of the Company, Parent or Merger Subsidiary or their respective officers or directors; provided that Sections 9.2, 9.3 and 10.6 and the second to last sentence of Section 7.1 shall survive the termination.

     Section 9.3  Fees and Expenses.

          (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

          (b)  In the event of a willful breach of any
representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with the enforcement of its rights hereunder.

     Section 9.4 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of the Company, but, after such approval, no amendment shall be made which (i) changes the form or decreases the amount of the Merger Consideration, (ii) in any way materially adversely affects the rights of the Company's shareholders or (iii) under applicable law would require approval of the Company's shareholders in any such case referred to in clauses (i) and (ii), without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                A-37


     Section 9.5 Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties by any other party contained herein or in any documents delivered by any other party pursuant hereto and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                            ARTICLE X

     Section 10.1 Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If to the Company:

          Bath National Corporation
          44 Liberty Street
          Bath, New York  14810
          Attention:  Douglas McCabe, President and Chief
                      Executive Officer
          Telecopy No.:  607-776-4510

     With copies to:

          Raymond A. Tiernan, Esq.
          Elias, Matz, Tiernan & Herrick, L.L.P.
          12th Floor, The Walker Building
          734 15th Street
          Washington, D.C.  20005
          Telecopy:  202-347-2172

     If to Parent or Merger Subsidiary:

          Financial Institutions, Inc.
          220 Liberty Street
          Warsaw, New York 14569-0227
          Attention:  Peter G. Humphrey, President and Chief
                      Executive Officer
          Telecopy:  716-786-1108

     With a copy to:

          Bruce J. Baker, Esq.
          Nixon Peabody LLP
          Clinton Square
          Rochester, New York 14603
          Telecopy:  716-263-1600

                                A-38


or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

     Section 10.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time, including, but not limited to, the provisions of Sections 7.11 and 7.12 hereof.

     Section 10.3 Specific Performance. The Company acknowledges that the Company's Common Stock and the Company's business and assets are unique, and that if the Company shall refuse to consummate the transaction contemplated by this Agreement without cause and in breach of its obligations hereunder, such failure by the Company will cause irreparable harm to Parent for which there will be no adequate remedy at law, in which event Parent shall be entitled, in addition to its other remedies at law, to specific performance of this Agreement.

     Section 10.4 Entire Agreement. This Agreement (including the documents and instruments referred to herein), together with the Confidentiality Agreement and the Lockup Option, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     Section 10.5 Assignments; Parties in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including to confer third party beneficiary rights, except for the provisions of Article III and Sections 7.4, 7.6, 7.9, 7.11 and 7.12.

     Section 10.6 Governing Law. This Agreement, shall be governed in all respects by the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of law). The exclusive venue for the adjudication of any dispute or proceeding arising out of this Agreement or the performance thereof shall be the courts located in the County of Monroe, State of New York and the parties hereto and their affiliates each consents to and hereby submits to the jurisdiction of any court located in the County of Monroe, State of New York or Federal courts in the Western District of New York.

     Section 10.7 Headings; Disclosure. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Any disclosure by the Company or Parent in any portion of its respective Disclosure Schedule shall be deemed disclosure in each other portion of such Disclosure Schedule.

                                A-39


     Section 10.8  Certain Definitions and Rules of Construction.

          (a)  As used in this Agreement:

          "Affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" means this Agreement and Plan of Merger.

          "Applications" means the applications for regulatory approval which are required by the transactions contemplated hereby.

          "BHCA" means the Bank Holding Company Act of 1956, as amended.

          "BIF" means the Bank Insurance Fund administered by the FDIC.

          "Bank" means Bath National Bank, a wholly owned subsidiary of the Company.

          "Bank Regulatory Reports" means the Call Reports of the Bank and accompanying schedules, as filed with the Federal Deposit Insurance Corporation, for each calendar quarter beginning with the quarter ended September 30, 1999, through the Closing Date, and all Annual, Quarterly and Current Reports filed on Form Y-2 with the FRB by the Company from September 30, 1999 through the Closing Date.

          "Business Day" shall mean any day, Monday-Friday, on which national banks may legally be open for business in New
York.

          "Certificate of Merger" has the meaning set forth in
     Section 1.3.

          "Certificates" has the meaning set forth in
     Section 3.2.

          "Closing Date" has the meaning set forth in
     Section 1.2.

          "Code"  has the meaning set forth in Section 4.10(a).

          "Company Benefit Plans" has the meaning set forth in
     Section 4.9.

          "Company Common Stock" has the meaning set forth in
     Section 3.1(a).

          "Company Intellectual Property Rights" has the meaning set forth in Section 4.16(a).

          "Company Contract" has the meaning set forth in
Section 4.14.

                                A-40


          "Company Permits" has the meaning set forth in
Section 4.12.

          "Company SEC Reports" shall have the meaning set forth in Section 4.5(a).

          "Consent" shall have the meaning set forth in
Section 5.4(b).

          "Disclosure Schedule" has the meaning set forth in
Article IV, Introduction.

          "Effective Time" shall have the meaning set forth in
Section 1.3.

          "Environmental Law" has the meaning set forth in
Section 4.19.

          "ERISA" shall have the meaning set forth in
Section 4.9(a).

          "ERISA Affiliate" has the meaning set forth in
Section 4.9(a).

          "Exchange Act" has the meaning set forth in
Section 3.4(a).

          "FDIA" means the Federal Deposit Insurance Act, as amended.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "FHLB" means the Federal Home Loan Bank.

          "FRB" means the Board of Governors of the Federal
Reserve System.

          "GAAP" has the meaning set forth in Section 4.5(b).

          "Hazardous Material" has the meaning set forth in
Section 4.19(g).

          "Information Technology" has the meaning set forth in
Section 4.16(c).

          "Knowledge" or any other formulation of "knowledge" shall mean, the Knowledge of the Company's or the Bank's senior executive officers with respect to the Company, and with respect to Parent and Merger Subsidiary, the knowledge of Parent's senior executive officers;

          "Law" means any constitution, statute, order, regulation, directive, opinion, interpretive letter or embodiment of official action taken at the federal or state law by an entity having jurisdiction over one or more parties to this Agreement.

          "Lien" shall have the meaning set forth in
Section 5.4(a).

          "Loan Property" shall have the meaning given to such term in Section 4.19(g) of this Agreement.

          "Lockup Option" shall have the meaning set forth in
Section 4.2(a) and 7.9(b) of this Agreement.

                                A-41


          "Material Adverse Effect" shall mean, with respect to the Company and its Subsidiaries taken as a whole, Parent and its Subsidiaries taken as a whole, and any other Person (including a Person who is a borrower or guarantor of a Loan), a change or effect that is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of such Person taken as a whole; provided, however, that "Material Adverse Effect" shall not be deemed to include the impact of
(a) any change in GAAP or in banking or similar laws, rules or regulations of general applicability to depository institutions and their holding companies (including changes in insurance deposit assessment rates applicable to financial institutions and their holding companies) or interpretations thereof by courts and governmental authorities, (b) actions and omissions of the Company or the Parent or any Subsidiaries taken with the prior written consent of the other parties hereto, (c) changes in economic conditions affecting financial institutions generally, including, but not limited to, changes in the general level of market interest rates, and (d) the direct effects of compliance with this Agreement on the operating performance of the parties including expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement.

          "Merger Consideration" has the meaning set forth in
Section 3.1(a).

          "Merger Subsidiary" has the meaning set forth in the preamble to this Agreement.

          "OCC" means the Office of the Comptroller of the Currency.

          "OREO" means other real estate owned as described in
Section 4.27(c).

          "Other Investments shall have the meaning set forth in
Section 4.2(c).

          "PGBC" means the Pension Benefit Guarantee Corporation as described in 4.10(c).

          "Parent Disclosure Schedule" has the meaning set forth in Article IV, Introduction.

          "Participation Facility" shall have the meaning given to such term in Section 4.19(g) of this Agreement.

          "Person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act);

          "Proxy Statement" has the meaning set forth in
Section 3.5(a).

          "Quarterly Financial Statements" has the meaning set forth in Section 4.5(c).

          "Regulatory Agreement" has the meaning given to that term in Section 4.12(b) of this Agreement.

                                A-42


          "Regulatory Authority" means any agency or department of any Federal or state government, including without limitation, the FDIC, the FRB, the FHLBB, the OCC, the SEC or the respective staffs thereof.

          "SEC" has meaning set forth in Section 3.5(a).

          "Subsidiary" or "Subsidiaries" means, with respect to Parent, the Company or any other person, any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the Holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity;

          "Violation" has the meaning set forth in
Section 4.4(a).

          "Year 2000 Ready" as the meaning set forth in Section
4.16(c).

          (b)  Other Rules of Construction.

          (i) References in this Agreement to any gender shall include references to all genders. Unless the context otherwise requires, references in the singular include references in the plural and vice versa. References to a party to this Agreement or to other agreements described herein means those Persons executing such agreements.

          (ii) The words "include", "including" or "includes" shall be deemed to be followed by the phrase "without limitation" or the phrase "but not limited to" in all places where such words appear in this Agreement.

          (iii) This Agreement is the joint drafting product of Parent and the Company and each provision has been subject to negotiation and agreement and shall not be construed for or against either party as drafter thereof.

          (iv) Each case in this Agreement where a contract or agreement, including this Agreement, is represented or warranted to be enforceable will be deemed to include as a limitation to the extent that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Laws affecting the enforcement of creditors' rights generally and to general equitable principles, whether applied in equity or at law.

          (v) All references in the Agreement to financial terms shall be deemed to refer to such terms as they are defined under GAAP, consistently applied.

     Section 10.8 Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

     Section 10.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and

                                A-43


provisions of this Agreement shall nevertheless remain in full force and effect so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     Section 10.10 Negotiated Agreement. This Agreement has been fully negotiated by counsel representing each party to this Agreement. Thus, where there is ambiguity regarding the meaning of particular language or terms of this Agreement, the language shall not be construed against the drafting party.













                                A-44


     IN WITNESS WHEREOF, Parent, Merger Subsidiary and the
Company have caused this Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                              PARENT
                              FINANCIAL INSTITUTIONS, INC.


                              By /s/Peter G. Humphrey
                                 -------------------------------
                              Name: Peter G. Humphrey
                              Title:  President and Chief
                              Executive Officer



                              MERGER SUBSIDIARY
                              FI SUBSIDIARY I, INC.


                              By /s/Peter G. Humphrey
                                 -------------------------------
                              Name: Peter G. Humphrey
                              Title: President and Chief
                              Executive Officer



                              COMPANY
                              BATH NATIONAL CORPORATION


                              By /s/Douglas McCabe
                                 -------------------------------
                              Name: Douglas McCabe
                              Title:  President









                                A-45

                                                                    APPENDIX B





November 2, 2000



Board of Directors
Bath National Corporation
44 Liberty Street
Bath, NY 14810

Directors:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock of Bath National Corporation (the "Company") of the consideration to be received by such shareholders from Financial Institutions, Inc. ("FII") pursuant to the Agreement and Plan of Merger to be dated as of November 2, 2000 by and among the Company, FII and its wholly owned subsidiary, FI Subsidiary I, Inc. ("FISI"). (the "Agreement"). Pursuant to the Agreement FISI will be merged with and into the Company and surviving corporation of such merger will be merged with and into FII, as a result of which, the Company's sole bank subsidiary will become a wholly owned subsidiary of FII (the "Merger") and each outstanding share of the Company's common stock will be converted into the right to receive $48.00 in cash (the "Consideration").

     In connection with this opinion we have reviewed, among other things:
(a) the Agreement; (b) the Shareholders' Voting Agreement and Irrevocable Proxy and the Stock Option Agreement; (c) audited consolidated financial statements and management's discussions and analysis of the financial condition and results of operations for the Company and for FII for the three fiscal years ended December 31, 1999; (d) unaudited consolidated financial statements for the Company and for FII for the nine months ended September 30, 2000; (e) historical market prices and trading volume for the Company's common stock and certain other publicly available business and financial information relating to the Company and to FII; (f) financial projections of the Company prepared by the Company's management; (g) the views of senior management of the Company of the past and current business operations, results thereof, financial condition and future prospects and growth of the Company; (h) a comparison of certain financial information for the Company with similar information for certain other companies we considered comparable to the Company; (i) the financial terms of certain recent business combinations in the banking industry; (j) the current market environment generally and the banking environment in particular; and (k) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered appropriate under the circumstances.

                                     B-1

     We have relied, without independent verification or investigation, on all of the financial information, analyses and other information furnished to us for purposes of this opinion, including information relating to assets and liabilities, contingent or otherwise, as being complete and accurate. We have also relied upon the management of the Company as to the reasonableness and achievability of the financial and operating forecasts and projections provided to us. In that regard, we have assumed, with your consent, that such forecasts, projections and estimates have been reasonably prepared and reflect the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. Furthermore, this opinion shall not constitute any such evaluation or appraisal. Our opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof.

     We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is contingent on the consummation of the Merger. In the ordinary course of our business, we may actively trade the equity securities of the Company and of FII for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. In June of 1999 we acted as lead manager in FII's initial public offering of its common stock.

     It is understood that this opinion is for the information of the Board of Directors in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Merger.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Consideration to be received by the common shareholders of the Company in the Merger is fair, from a financial point of view, to such shareholders.

                                        Very truly yours,



                                        CIBC World Markets












                                     B-2

                                                                    APPENDIX C

                    NEW YORK BUSINESS CORPORATION LAW

SECTION 623 -- PROCEDURE TO ENFORCE SHAREHOLDER'S RIGHT TO RECEIVE PAYMENT FOR SHARES.

     (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

     (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who there by is deemed to have elected not to enforce his right to receive payment for his shares.

     (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

     (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

     (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

     (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of the transfer.

     (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares.
If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if an connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

     (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

     (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

     (2) If the corporation fails to institute such proceeding within such period of twenty days, and dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

     (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

     (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

     (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

     (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

     (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

     (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificate for any such shares represented by certificates.

     (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

     (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

     (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

     (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

     (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

     (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

     (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

     (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

                                                                    APPENDIX D


                          STOCK OPTION AGREEMENT

     This Stock Option Agreement (this "Agreement") is made as of the 2nd day of November, 2000, between Financial Institutions, Inc., a New York corporation ("Grantee"), and Bath National Corporation, a New York corporation ("Issuer").

                                 RECITALS

     Grantee, FI Subsidiary I, Inc. and Issuer are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Plan"), which is being executed by the parties hereto simultaneously with the execution of this Agreement.

     As a condition and inducement to Grantee's entering into the Plan and in consideration therefor, Issuer has agreed to grant Grantee the Option (as defined below).

     In consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Plan, the parties hereto agree as follows:

     Section 1.  Grant of Option.

     (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, One hundred ninety six thousand (196,000) fully paid and nonassessable shares (the "Option Shares") of Common Stock, par value $5.00 per share (the "Common Stock"), of Issuer at a price per share equal to $37 per share (the "Initial Price"); provided, however, that in the event Issuer issues or agrees to issue (other than pursuant to options and warrants to issue Common Stock or shares of convertible stock convertible into shares of Common Stock in effect or outstanding as of the date hereof) any shares of Common Stock at a price less than the Initial Price (as adjusted pursuant to Section 3(b) hereof), such price shall be equal to such lesser price (such price, as adjusted as hereinafter provided, the "Option Price"). The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     Section 2.  Exercise of Option.

     (a) Timing of Exercise, Termination. Grantee may exercise the Option, in whole or part, at any time and from time to time subsequent to the occurrence of a Purchase Event (as defined below); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the time immediately prior to the Effective Time, (ii) 12 months after the first occurrence of a Purchase Event, (iii) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event (other than a termination of the Plan by Grantee pursuant to Section 9.1(c) thereof due to a willful breach by Issuer of any representation, warranty or agreement contained therein or by Grantee and Issuer pursuant to Section 9.1(a) thereof if Grantee shall at that time have been entitled to terminate the Plan pursuant to Section 9.1(c) thereof due to a willful breach by Issuer of any representation, warranty or agreement contained therein) or (iv) 18 months after the termination of the Plan by Grantee pursuant to Section 9.1(c) thereof due to a willful breach by Issuer of any representation,

                                     D-1

warranty or agreement contained therein or by Grantee and Issuer pursuant to Section 9.1(a) thereof if Grantee shall at that time have been entitled to terminate the Plan pursuant to Section 9.1(c) thereof due to a willful breach by Issuer of any representation, warranty or agreement contained therein. The events described in clauses (i) - (iv) in the preceding sentence are hereinafter collectively referred to as an "Exercise Termination Event." Notwithstanding anything to the contrary contained herein, the Option may not be exercised at any time when Grantee is in material breach of any of its representations, warranties or agreements contained in the Plan such that Issuer would be entitled to terminate the Plan pursuant to Section 9.1(b) thereof.

     (b) Purchase Event. The term "Purchase Event" shall mean the acquisition by any Person (other than Grantee or any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity in the ordinary course of business (provided that the foregoing exception shall not apply to any Person for whom or which such Issuer Subsidiary is acting in such fiduciary capacity)) of Beneficial Ownership of shares of Common Stock, such that, upon the consummation of such acquisition, such Person has Beneficial Ownership, in the aggregate, of 20% or more of the then outstanding shares of Common Stock

     (c) Notice by Issuer. Issuer shall notify Grantee promptly in writing of the occurrence of any Purchase Event; provided, however, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

     (d) Notice of Exercise. In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the "Option Notice" and the date of which being hereinafter referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise, (ii) the aggregate purchase price as provided herein, and (iii) a period of time (that shall not be less than three business days nor more than twenty (20) business days) running from the Notice Date (the "Closing Date") and a place at which the closing of such purchase shall take place; provided, that, if prior notification to or approval of the Federal Reserve Board or any other Regulatory Authority is required in connection with such purchase (each, a "Notification" or an "Approval," as the case may be), (a) Grantee shall promptly file, or cause to be filed, the required notice or application for approval ("Notice/Application"),
(b) Grantee shall expeditiously process, or cause to be expeditiously processed, the Notice/Application, and (c) for the purpose of determining the Closing Date pursuant to clause (iii) of this sentence, the period of time that otherwise would run from the Notice Date shall instead run from the later of (x) in connection with any Notification, the date on which any required notification periods have expired or been terminated, and (y) in connection with any Approval, the date on which such approval has been obtained and any requisite waiting period or periods shall have expired. For purposes of
Section 2(a) hereof, any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (e) Payments. At the closing referred to in Section 2(e) hereof, Grantee shall pay to Issuer the aggregate Option Price for the shares of Common Stock specified in the Option Notice in immediately available funds by wire transfer to a bank account designated by Issuer; provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

                                     D-2

     (f) At the initial closing referred to in Section 2(e) hereof, Issuer shall pay Grantee an amount in cash equal to three million dollars ($3,000,000) less the difference between (A) the market/offer price (as defined in Section 7(a)) of the Common Stock and (B) $37.00; multiplied by 196,000.

     (g) Delivery of Common Stock. At such closing, subject to any requisite Notification and/or Approval having been made or given and being in full force and effect, and only following payment as set forth in Section 2(e) hereof, Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock specified in the Option Notice and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares of Common Stock purchasable hereunder. Grantee shall deliver to Issuer a letter at such closing that Grantee will not offer to sell or otherwise dispose of any Option Shares in violation of applicable law or the terms of this Agreement.

     (h) Common Stock Certificates. Certificates for Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

          The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and the certain provisions of an agreement between Financial Institutions Inc. and Bath National Corporation ("Issuer") dated as of the 2nd day of November, 2000. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor.

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and
(iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (i) Holder of Record. Upon the giving by Grantee to Issuer of an Option Notice and the tender of the applicable purchase price in immediately available funds on the Closing Date, subject to any requisite Notification and/or Approval having been made or given and being in full force and effect, Grantee shall be deemed to be the holder of record of the number of shares of Common Stock specified in the Option Notice, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall

                                     D-3

not then actually be delivered to Grantee. Issuer shall pay all expenses and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of Grantee.

     Section 3.  Issuer's Covenants.

     (a) Available Shares. Issuer agrees that it shall at all times until the termination of this Agreement have reserved for issuance upon the exercise of the Option that number of authorized and reserved shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, all of which shares shall, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, nonassessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

     (b) Compliance. Issuer agrees that it shall not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer.

     (c) Certain Actions, Applications and Arrangements. Issuer shall promptly take all action as may from time to time be required (including (i) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder, and (ii) in the event, under the Bank Holding Company Act of 1956, as amended (the "B.H.C. Act"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federa1 Reserve Board or to any other Regulatory Authority is necessary before the option may be exercised, cooperating with Grantee in preparing such applications or notices and providing such information to each such Regulatory Authority as it may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto, and to protect the rights of Grantee against dilution.

     Section 4. Exchange of Option. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used in this Section 4 include any agreements and related options for which this Agreement and the Option granted hereby may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer shall execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

                                     D-4

     Section 5. Adjustments. The number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

     (a) In the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise to become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it represents the same proportion of the number of shares of Common Stock then issued and outstanding as such proportion before the applicable event described in this Section 5(a).

     (b) Whenever the number of Option Shares purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of Option Shares purchasable prior to the adjustment and the denominator of which shall be equal to the number of Option Shares purchasable after the adjustment.

     Section 6.  Registration Rights.

     (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) or any holder of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the Securities Act covering any shares issued and issuable pursuant to the Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of the Option in accordance with any plan of disposition requested by Grantee. Issuer shall use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective. Grantee shall have the right to demand two such registrations at Issuer's expense. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration, Issuer and Grantee shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registrations. If requested by Grantee in connection with such registration, Issuer and Grantee shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements.

     (b) In the event that Grantee requests Issuer to file a registration statement following the failure to obtain any approval required to exercise the Option as described in Section 9 hereof, the closing of the sale or other disposition of the Common Stock or other securities

                                     D-5

pursuant to such registration statement shall occur substantially simultaneously with the exercise of the Option.

     (c) Except where applicable state law prohibits such payments, Issuer shall pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to this Section 6 (including the related offerings and sales by holders of option Shares) and all other qualifications, notification or exemptions pursuant to this Section 6.

     (d) In connection with any registration under this Section 6, Issuer hereby indemnifies Grantee, and each officer, director and controlling person of Grantee, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Grantee, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with,, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

     Promptly upon receipt by a party indemnified under this Section 6(d) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 6(d), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 6(d). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than

                                     D-6

reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interests of the indemnified party. No indemnifying party shall be liable for the fees and expenses of more than one separate counsel for all indemnified parties or for any settlement entered into without its consent, which consent may not be unreasonably withheld.

     If the indemnification provided for in this Section 6(d) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of Issuer, Grantee and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall Grantee be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Grantee to indemnify shall be several and not joint with other holders of Option Shares.

     Section 7.  Option Repurchase.

     (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, (i) at the request (the date of such request being the "Request Date") of Grantee, delivered within 30 days of the Purchase Event (or such later period as may be provided pursuant to Section 9 hereof), Issuer shall repurchase the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price:, multiplied by the number of shares for which the Option may then be exercised, and (ii) at the request (the date of such request being the "Request Date") of the owner of Option Shares from time to time (the "Owner"), delivered within 30 days of a Purchase Event, Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof and on or prior to the Request Date, (ii) the price per share of Common Stock paid or to be paid by any third party pursuant to an agreement with Issuer (whether by way of a merger, consolidation or otherwise), (iii)-the highest closing price for shares of Common Stock within the 90-day period ending on the Request Date as reported on The Nasdaq Stock Market's National Market (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source), or
(iv)

                                     D-7

in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized independent investment banking firm mutually selected by Grantee or the Owner, as the case may be, on the one hand, and Issuer, on the other hand, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally-recognized independent investment banking firm mutually selected by Grantee or Owner, as the case may be, on the one hand, and Issuer, on the other hand, whose determination shall be conclusive and binding on all parties.

     (b) Grantee or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this
Section 7. As immediately as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price or to the Owner the Option Share Repurchase Price or the portion thereof that Issuer is not then prohibited from so delivering under applicable law and regulation or as a consequence of administrative policy.

     (c) Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 7. Nonetheless, to the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the option and/or the Option Shares in full, Issuer shall immediately so notify Grantee and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full, Grantee or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation, and (ii) deliver, as appropriate, either (A) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Common Stock equal to the number of shares of Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Common Stock covered by the portion of the Option repurchased, or (B) to the Owner, a certificate for the number of Option Shares covered by the revocation.

                                     D-8

     (d) Issuer shall not enter into any agreement with any party (other than Grantee or a Grantee Subsidiary) for an Acquisition Transaction unless the other party thereto assumes all the obligations of Issuer pursuant to this
Section 7 in the event that Grantee or Owner elects, in its sole discretion, to require such other party to perform such obligations.

     Section 8.  Substitute Option.

     (a) Grant of Substitute Option. In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate or merge with any Person, other than Grantee or a Grantee Subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any Person, other than Grantee or a Grantee Subsidiary, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and, share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its or any significant Issuer Subsidiary's assets to any Person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below), or (y) any Person that controls the Acquiring Corporation (the Acquiring Corporation and any such controlling Person being hereinafter referred to as the "Substitute Option Issuer").

     (b) Exercise of Substitute Option. The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as is hereinafter defined) as is equal to the market/offer price (as defined in
Section 7 hereof), multiplied by the number of shares of the Common Stock for which the Option was theretofore exercisable immediately prior to the event described in Section 8(a), divided by the Average Price (as is hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the product of the Option Price multiplied by a fraction in which the numerator is the number of shares of Common Stock for which the Option was theretofore exercisable immediately prior to the event described in Section 8(a) and the denominator is the number of shares for which the Substitute Option is exercisable.

     (c) Terms of Substitute Option. The Substitute Option shall otherwise have the same terms as the Option, provided, however, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee.

     (d) Substitute Option Definitions. The following terms have the meanings indicated:

               (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving

                                     D-9

               Person, and (iii) the transferee of all or any substantial part of Issuer's assets (or the assets of any significant Issuer Subsidiary);

               (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option; and

               (iii) "Average Price" shall mean the average bid and asked price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the average of the bid and asked price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale, provided, however, that if such closing price is not ascertainable due to an absence of a public market for the Substitute Common Stock, "Average Price" shall mean the higher of (i) the price per share of Substitute Common Stock paid or to be paid by any third party pursuant to an agreement with the issuer of the Substitute Common Stock and
               (ii) the book value per share, calculated in accordance with generally accepted accounting principles, of the Substitute Common Stock immediately prior to exercise of the Substitute Option; provided, further, that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the Person merging into Issuer or by any company which controls or is controlled by such merging Person, as Grantee may elect.

     (e) Cap on Substitute Option. In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than that proportion of the outstanding Substitute Common Stock equal to the proportion of the outstanding Common Stock of Issuer which Grantee had the right to acquire immediately prior to the issuance of the Substitute Option. In the event that the Substitute Option would be exercisable for more than a proportion of the outstanding Substitute Common Stock referred to in the immediately preceding paragraph but for this clause (e), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm mutually selected by Grantee, on the one hand, and Issuer, on the other hand.

     Section 9.  Extension of Exercise Right.  Notwithstanding Section 2,
Section 6, Section 7 and Section 11 hereof, if Grantee has given the notice referred to in one or more of such Sections, the exercise of the rights specified in any such Section shall be extended (a) if the exercise of such rights requires obtaining regulatory approvals (including any required waiting periods) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and (b) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise; provided, however, that in no event shall any closing date occur more than 6 months after the related Notice Date, and, if the closing date shall not have occurred within such period due to the failure to obtain any required approval by the Federal Reserve Board or any other Regulatory Authority despite the best efforts of Issuer or the Substitute

                                     D-10

Option Issuer, as the case may be, to obtain such approvals, the exercise of the Option shall be deemed to have been rescinded as of the related Notice Date. In the event (a) Grantee receives official notice that an approval of the Federal Reserve Board or any other Regulatory Authority required for the purchase and sale of the Option Shares shall not be issued or granted, or (b) a closing date has not occurred within 6 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the resale of the Option Shares pursuant to a registration statement as provided in Section 6.

     Section 10. Issuer's Representations and Warranties. Issuer hereby represents and warrants to Grantee as follows:

     (a) Corporate Authority. Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Issuer.

     (b) Availability of Shares. Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms shall have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, shall be duly authorized, validly issued, fully paid, non-assessable, and shall be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

     (c) No Violations. The execution, delivery and performance of this Agreement does not or shall not, and the consummation by Issuer of any of the transactions contemplated hereby shall not, constitute or result in (A) a breach or violation of, or a default under, its articles of incorporation or by-laws, or the comparable governing instruments of any of the Issuer Subsidiaries, or (B) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of the Issuer Subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of the Issuer Subsidiaries is subject, that would, in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

     Section 11. Assignment. Neither of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement or the Option created hereunder to any other Person without the express written consent of the other party; provided, however, that until the date at which the Federal Reserve Board has approved an application by Grantee under the B.H.C. Act to acquire the shares of Common Stock subject to the Option, other than to a wholly owned subsidiary of Grantee, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution,
(ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single

                                     D-11

party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board. The term "Grantee," as used in this Agreement, shall also be deemed to refer to Grantee's permitted assigns. Any attempted assignment prohibited by this Section 11 is void and without effect.

     Section 12. Filings and Consents. Each of Grantee and Issuer shall use its reasonable efforts to make all filings with, and to obtain consents of, all third parties and Regulatory Authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, making application if necessary, for listing of the shares of Common Stock issuable hereunder on any exchange or quotation system and applying to the Federal Reserve Board under the B.H.C. Act and to state banking authorities for approval to acquire the shares issuable hereunder.

     Section 13. Remedies. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties shall hereto be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     Section 14. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

     Section 15. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in Person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Plan.

     Section 16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and shall be effective at the time of execution.

     Section 17. Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     Section 18.  Limitation of Value.

     (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Benefit (as hereinafter defined) exceed $3.0 million and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to Issuer for cancellation Option Shares

                                     D-12

previously purchased by Grantee, (iii) pay cash to Issuer, or (iv) any combination thereof, so that Grantee's actually realized Total Benefit shall not exceed $3.0 million after taking into account the foregoing actions.

     (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Benefit (as defined below) of more than three million dollars ($3,000,000); provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

     (c) As used herein, the term "Total Benefit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuers' repurchase of the Option (or any portion thereof) pursuant to Section 7, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 7, less (y) Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, (iv) any cash payments made by Issuer pursuant to Section 2(e)(2), (v) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, and (vi) any amount equivalent to the foregoing with respect to the Substitute Option.

     (d) As used herein, the term "Notional Total Benefit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Benefit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the average of the bid and asked prices for the Common Stock on the preceding trading day (less customary brokerage commissions) and Grantee also received the cash payment called for by Section 2(f).

     (e) If Grantee transfers the Option, either in whole or in part, the Total Benefit shall apply to Grantee and to all subsequent holders of the Option in the aggregate such that the Total Benefit realized by such persons may not exceed three million dollars ($3,000,000) in the aggregate. All references to Grantee in this Section 18 shall include any and all subsequent holders of the Option.

     (f) The provisions of this Section 18 shall survive the occurrence of an Exercise Termination Event.

     Section 19. Entire Agreement. Except as otherwise expressly provided herein or in the Plan and the Confidentiality Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

                                     D-13

     Section 20. Definitions. Capitalized terms used in- this Agreement and not defined herein but defined in the Plan shall have the meanings assigned thereto in the Plan.

     Section 21. Effect on Plan. Nothing contained in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Plan.

     Section 22. Selections. In the event that any selection or determination is to be made by Grantee hereunder and at the time of such selection or determination there is more than one Grantee, such selection shall be made by a majority in interest of such Grantees.

     Section 23. Further Assurances. In the event of any exercise of the option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and, instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     Section 24. Voting. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Common Stock covered hereby.

     Section 25. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.






















                                     D-14

     IN WITNESS WHEREOF, each of the parties has caused this Stock Option Agreement to be executed on its behalf by their officers thereunto duly authorized, all as of the date first above written.

                                 BATH NATIONAL CORPORATION

                                 By:  /s/Douglas McCabe
                                      ------------------------------------
                                      Douglas McCabe
                                      President


                                 FINANCIAL INSTITUTIONS, INC.


                                 By:  /s/Peter G. Humphrey
                                      ------------------------------------
                                      Peter G. Humphrey
                                      President and Chief Executive Officer





















                                     D-15





BATH NATIONAL CORPORATION                                      REVOCABLE PROXY

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BATH NATIONAL CORPORATION(THE "COMPANY") FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON____________, 2001, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     The undersigned stockholder of the Company hereby appoints the Board of Directors of the Company or any successors thereto as proxies, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of the Company held of record by the undersigned at the close of business on __________, 2000 at the special meeting of stockholders to be held at the Bath Country Club, 330 May Street, Bath, New York, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Special Meeting and Proxy Statement and upon such other matters as may properly come before the special meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted "FOR" Proposal 1 and "FOR" Proposal 2.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement for the special meeting.

         PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
                  AND RETURN IT IN THE ENCLOSED ENVELOPE.

1. Approval of the Agreement and Plan of Merger, dated as of November 2, 2000, among Financial Institutions, Inc., FI Subsidiary I, Inc. and Bath National Corporation.


     [ ] FOR           [ ] AGAINST        [ ] ABSTAIN

The Board of Directors unanimously recommends a vote "FOR" Proposal 1.

2. Approval of motion to adjourn the special meeting, if necessary, to solicit additional proxies with respect to approval of the Agreement and Plan of Merger.


     [ ] FOR           [ ] AGAINST        [ ] ABSTAIN

The Board of Directors unanimously recommends a vote "FOR" Proposal 2.

    In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting. At this time, the Board of Directors knows of no other business to be presented at the special meeting.


                                   Dated:______________________, 2001

                                   __________________________________


                                   __________________________________
                                   Signature(s)

                                   Please sign exactly as your name
                                   appears hereon.  When shares are
                                   held jointly, only one holder need
                                   sign.  If signing as attorney,
                                   executor, administrator, trustee or
                                   guardian, please include your full
                                   title.  Corporate or partnership
                                   proxies should be signed by an
                                   authorized officer.